UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Hersha Hospitality Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERSHA HOSPITALITY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2011

The 2011 annual meeting of shareholders of Hersha Hospitality Trust (the “Company”) will be held at the Capitol Hill Club, 300 First Street, SE, Washington, DC  20003 on May 26, 2011, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect Class II trustees to the Board of Trustees to serve until the 2013 annual meeting of shareholders.

2.	To approve on an advisory basis the compensation of the Company’s named executive officers.

3.	To advise on the frequency of the advisory vote on executive compensation.

4.	To approve the Hersha Hospitality Trust 2012 Equity Incentive Plan.

5.	To ratify the appointment of KPMG LLP as the Company’s independent auditors.

6.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only shareholders of record as of the close of business on the record date, March 31, 2011, or their legal proxy holders, are entitled to notice of, and to vote at, the annual meeting.

There is attached to this notice the 2011 proxy statement that contains further information regarding the annual meeting and the nominees for election to the Board of Trustees.  The 2011 proxy statement and other materials for the annual meeting, including the 2010 annual report to shareholders, are available on the Company’s website, www.hersha.com, and at www.proxyvote.com.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted at the annual meeting.  You may authorize your proxy over the Internet or by telephone as described on the proxy card accompanying this notice and the attached proxy statement.  Alternatively, you may authorize your proxy by signing and returning the proxy card in the enclosed envelope.  You may revoke your proxy and vote in person at the annual meeting by (1) executing and submitting a later dated proxy card that is received prior to May 26, 2011, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices or (4) attending the annual meeting and voting in person.

By Order of the Board of Trustees,

/s/ David L. Desfor

David L. Desfor
Corporate Secretary
44 Hersha Drive
Harrisburg, Pennsylvania 17102
April 18, 2011

HERSHA HOSPITALITY TRUST
44 Hersha Drive
Harrisburg, Pennsylvania 17102

2011 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2011:

This proxy statement and the 2010 annual report to shareholders are available on Hersha Hospitality Trust’s website, www.hersha.com, and at www.proxyvote.com.  Information on or connected to these websites is not deemed to be a part of this proxy statement.

THE PROXY SOLICITATION

This proxy statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust (the “Company”) for use at the 2011 annual meeting of shareholders to be held on May 26, 2011 and at any adjournment or postponement thereof.  The mailing address of the Company’s principal executive offices is 44 Hersha Drive, Harrisburg, Pennsylvania 17102.  The Company’s proxy materials, including the notice of the annual meeting, this proxy statement, the proxy card and the 2010 annual report to shareholders accompanying this proxy statement, are first being mailed to the Company’s shareholders on or about April 18, 2011.

Solicitation of Proxies

The solicitation of proxies is being made primarily by the use of standard mail.  The cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary proxy solicitations, which may be made by mail, telephone or personally by the Company’s trustees, executive officers and employees, will be borne by the Company.  No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company.  This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction.  The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

How To Vote; Revocability of Proxy

You may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning the proxy card accompanying this proxy statement.  Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card prior to May 26, 2011, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices, or (4) attending the annual meeting and voting in person.

Attending the annual meeting without submitting a new proxy or voting in person will not automatically revoke the prior authorization of your proxy.  Only the last vote of a shareholder will be counted.

If you hold the Company’s Class A common shares (which the Company refers to in this proxy statement as the “common shares”) in nominee or “street” name (i.e., through a bank, broker or other nominee), you will receive instructions from your bank, broker or nominee that you must follow in order to give them your voting instructions, or you may contact your nominee directly to request these instructions.

Shareholders Entitled To Vote

Only holders of record of the Company’s common shares at the close of business on the record date, March 31, 2011, and their legal proxy holders, are entitled to notice of, and to vote at, the annual meeting.  On the record date, there were 169,751,195 common shares outstanding.  Each shareholder of record is entitled to one vote per common share.  Cumulative voting is not permitted in the election of trustees.

Attending the Annual Meeting In Person

If you would like to attend the annual meeting in person, you will need to bring an account statement or other evidence acceptable to the Company of ownership of your common shares as of the close of business on the record date.  If you hold common shares in nominee or “street” name and wish to vote in person at the annual meeting, you will need to contact your broker, bank or nominee and obtain a written proxy from them and bring it to the annual meeting.

Quorum; Vote Required; How Votes Will Be Counted

The Company’s Bylaws provide that the holders of a majority of the outstanding common shares as of the close of business on the record date present in person or by proxy constitutes a quorum for the transaction of business at the annual meeting.  As of March 31, 2011, there were 169,751,195 common shares outstanding.

The vote of a plurality of all of the votes cast at the annual meeting, if a quorum is present, is necessary for the election of a trustee.  For purposes of the election of trustees, votes withheld from a nominee and broker non-votes, which are discussed under “—Broker Non-Votes” below, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  The New York Stock Exchange (the “NYSE”) has stated that the uncontested election of trustees is no longer considered a “routine” matter and broker non-votes may arise in the election of trustees.

The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve on an advisory basis the compensation of the Company’s named executive officers as described in this proxy statement.  For purpose of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  This vote is advisory and not binding on the Board of Trustees or any of its committees in any way.

The option of one year, two years or three years that receives the most votes will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders.  For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  This vote is advisory and not binding on the Board of Trustees in any way, and the Board of Trustees, based upon the recommendation of the Compensation Committee, may determine that it is in the best interests of the Company to hold an advisory vote on the compensation of the Company’s named executive officers more or less frequently than the option recommended by the shareholders.

The affirmative vote of a majority of the votes cast is required for approval of the Hersha Hospitality Trust 2012 Equity Incentive Plan (the “2012 Plan”), provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.  For purposes of the vote on the 2012 Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the ratification of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.  For purpose of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Broker Non-Votes

Under the rules of the NYSE, brokers holding common shares for beneficial owners in nominee or “street” name must vote those shares according to the specific voting instructions they receive from the beneficial owners.  However, brokers who do not receive voting instructions from a beneficial owner do not have discretionary voting power on non-routine matters.  In these cases, if no specific voting instructions are provided, the broker may not vote on the non-routine proposal.  This results in what is known as a “broker non-vote.”

Ratification of KPMG LLP as the Company’s independent auditors is the only routine matter being considered at the annual meeting, and broker non-votes may arise in the context of voting for the election of trustees, the proposal to approve on an advisory basis the compensation of the Company’s named executive officers, the proposal to advise on the frequency of the advisory vote on executive compensation and the proposal to approve the 2012 Plan, all of which are considered non-routine matters.  Unless nominee or “street” name holders provide specific voting instructions to their brokers, their brokers will be unable to vote their shares on these non-routine matters.

OWNERSHIP OF THE COMPANY’S SHARES OF BENEFICIAL INTEREST

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of March 31, 2011 (unless otherwise stated in the notes appearing below the table), with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than five percent of the Company’s common shares.

	Common Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Cohen & Steers, Inc.(3)	22,966,537	13.5%
280 Park Avenue, 10th Floor
New York, New York 10017

Eduardo S. Elsztain(2)	21,606,808	12.7%
Bolívar 108, 1st Floor
Buenos Aires, Argentina

The Vanguard Group, Inc.(5)	14,502,412	8.5%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.(4)	10,903,140	6.4%
40 East 52nd Street
New York, NY 10022

______________

(1)
Based on 169,751,195 common shares outstanding as of March 31, 2011.  The total number of common shares outstanding used in calculating the percentage ownership of Eduardo S. Elsztain and the Elsztain Group (as defined in footnote (2) below) assumes that the option to purchase 5,700,000 common shares is exercised in full by Real Estate Investment Group, L.P. (“REIG”), a member of the Elsztain Group.  None of the common shares issuable upon exercise of REIG’s option are considered to be outstanding for the purpose of computing the percentage of outstanding common shares owned by any other person.

(2)
The information appearing in the table is based solely on information appearing in Amendment No. 3 to a Schedule 13D filed by the Elsztain Group with the Securities and Exchange Commission (the “SEC”), as modified by information appearing in a Form 4 filed by the Elsztain Group with the SEC on April 1, 2011.  The Elsztain Group, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, a Class II trustee of the Company, and the following entities controlled, either directly or indirectly, by Mr. Elsztain:  Consultores Assets Management S.A.; Consultores Venture Capital Uruguay S.A.; Agroinvestment S.A.; Consultores Venture Capital Ltd.; Ifis Limited; Inversiones Financieras del Sur S.A.; Cresud Sociedad Anonima Comercial, Inmobiliaria, Financiera y Agropecuaria; Agrology S.A.; IRSA Inversiones y Representaciones Sociedad Anonima (“IRSA”); Tyrus S.A.; REIG; Real Estate Investment Group II, L.P. (“REIG II”); Real Estate Investment Group III, L.P. (“REIG III”); Real Estate Investment Group IV, L.P. (“REIG IV”); Jiwin S.A.; and Idalgir S.A.

The Elsztain Group has reported that it has shared voting and shared dispositive power over 21,606,808 common shares.  Mr. Elsztain has reported that he has sole voting and sole dispositive power over 19,160 common shares.  IRSA has reported that it has sole voting and sole dispositive power over 819,906 common shares.  REIG has reported that it has sole voting and sole dispositive power over 5,908,518 common shares, including 5,700,000 common shares that REIG has the right to purchase pursuant to outstanding options that are currently exercisable. Based on the Form 4 filed by the Elsztain Group on April 1, 2011, the Company believes that: (i) REIG II has sole voting and sole dispositive power over 3,894,323 common shares; (ii) REIG III has sole voting and sole dispositive power over 3,864,000 common shares; and (iii) REIG IV has sole voting and sole dispositive power over 1,400,901 common shares.  The principal address for IRSA is the same as the principal address shown for Mr. Elsztain in the table above.  The principal address for REIG, REIG II, REIG III, and REIG IV is Clarendon House 2, Church Street, Hamilton HM CX, Bermuda.

(3)
The information in the table is based solely on information appearing in Amendment No. 1 to the Schedule 13G filed on February 14, 2011 with the SEC by Cohen & Steers, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act, Cohen & Steers Capital Management, Inc., an investment advisor, and Cohen & Steers Europe S.A., an investment advisor.  According to the Schedule 13G, Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., and Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. together hold a 100% interest in Cohen & Steers Europe S.A.

Cohen & Steers, Inc. has reported that it has sole voting power over 19,647,536 common shares and sole dispositive power over 22,966,537 common shares.  Cohen & Steers Capital Management, Inc. has reported that it has sole voting power over 19,249,985 common shares and sole dispositive power over 22,442,886 common shares.  Cohen & Steers Europe S.A. has reported that it has sole voting power over 397,551 common shares and sole dispositive power over 523,651 common shares.  The principal address for Cohen & Steers Capital Management, Inc. is the same as the principal address shown for Cohen & Steers, Inc. in the table above.  The principal address for Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(4)
The information in the table is based solely on information appearing in Amendment No. 1 to the Schedule 13G filed on February 4, 2011 with the SEC by BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act, for itself and certain subsidiaries named in the Schedule 13G, none of which owns five percent or more of the Company’s outstanding common shares.

(5)
The information in the table is based solely on information appearing in Amendment No. 2 to the Schedule 13G filed on February 10, 2011 with the SEC by The Vanguard Group, Inc., an investment advisor (“Vanguard”).  According to the Schedule 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 214,206 common shares and directs the voting of such shares.  Vanguard has reported that it has sole voting power and shared dispositive power over the 214,206 shares beneficially owned by VFTC and sole dispositive power over the remaining 14,288,206 common shares.

Security Ownership of Management

The following table sets forth certain information, known by the Company as of March 31, 2011 (unless otherwise quoted in the notes appearing below the table), regarding the beneficial ownership of the Company’s common shares and Series A preferred shares of beneficial interest by (i) each of the Company’s trustees and trustee nominees, (ii) each of the Company’s “named executive officers” (as defined under the heading “Compensation Discussion & Analysis” below), and (iii) the Company’s trustees and executive officers as a group.  At March 31, 2011, there were 169,751,195 common shares outstanding and 2,400,000 Series A preferred shares outstanding.  Except as set forth in the footnotes to the table below, each of the shareholders identified in the table has sole voting and sole dispositive power over the common shares and/or Series A preferred shares beneficially owned by that person.  The address for each of the Company’s trustees, trustee nominees and named executive officers is Hersha Hospitality Trust, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.

	Class A Common Shares			Series A Preferred Shares
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class Beneficially Owned(2)	Number of Beneficially Owned		Percentage of Class Beneficially Owned
Hasu P. Shah	720,986	(3)	*	-		-
Jay H. Shah	2,443,720	(4)	1.4%	-		-
Neil H. Shah	2,416,898	(5)	1.4%	-		-
Ashish R. Parikh	333,744	(6)	*	-		-
Michael R. Gillespie	84,581		*	2,000	(12)	*
David L. Desfor	218,700	(7)	*	-		-
Thomas S. Capello	29,619		*	-		-
Eduardo S. Elsztain	21,606,808	(8)	12.7%
Thomas J. Hutchison	455,942	(9)	*	-		-
Donald J. Landry	78,959		*	1,000		*
Dianna F. Morgan	12,680		*
Kiran P. Patel	575,073	(10)	*	3,000		*
John M. Sabin	43,324	(11)	*	-		-
All executives officers and trustees as a group (13 persons)	29,021,034		16.7%	6,000		*
___________

*	Represents less than one percent of the outstanding shares of the class of securities indicated in the table above.

(1)
Includes the total number of common shares issuable upon redemption of partnership units in Hersha Hospitality Limited Partnership, the Company’s operating partnership subsidiary (the “Operating Partnership” or “HHLP”). Partnership units are redeemable by the holder for an equivalent number of common shares or, at the Company’s option, cash.

(2)
The total number of common shares outstanding used in calculating the percentage ownership of each person assumes that the partnership units held by such person, directly or indirectly, are redeemed for common shares and none of the partnership units held by other persons are redeemed for common shares.  The total number of common shares outstanding used in calculating the percentage ownership of Mr. Elsztain assumes that REIG, an entity indirectly controlled by Mr. Elsztain, exercises its option to purchase 5,700,000 common shares and that these common shares are considered outstanding only for the purpose of calculating Mr. Elsztain’s beneficial ownership.

(3)
Includes: (i) 455,496 common shares issuable upon redemption of partnership units, all of which are pledged as security to a third party; and (ii) 99,130 common shares, all of which are held indirectly by Shree Associates, a family limited partnership that is controlled by Mr. Hasu Shah.

(4)
Includes a total of 1,621,517 common shares issuable upon redemption of partnership units held indirectly by Mr. Jay Shah.  The partnership units held indirectly by Mr. Jay Shah consist of:  (i) 310,060 partnership units held by The Jay H. Shah 2010 Annuity Trust; (ii) 376,573 partnership units held by The Jay H. Shah 2009 Annuity Trust; (iii) 204,590 partnership units held by The Jay and Susie Shah 2008 Family Trust, the trustee of which is Hasu P. Shah; and (iv) 730,294 partnership units pledged as security and held by the Hasu and Hersha Shah Trust FBO Jay H. Shah, the trustee of which is an unaffiliated third party.

(5)
Includes a total of 1,604,495 common shares issuable upon redemption of partnership units held indirectly by Mr. Neil Shah.  The partnership units held indirectly by Mr. Neil Shah consist of:  (i) 273,609 partnership units held by The Neil H. Shah 2010 Annuity Trust; (ii) 326,822 partnership units held by The Neil H. Shah 2009 Annuity Trust; (iii) 171,849 partnership units held by The Neil and Juhi Shah 2008 Family Trust, the trustee of which is Hasu P. Shah; and (iv) 832,215 partnership units pledged as security to a third party and held by the Hasu and Hersha Shah Trust FBO Neil H. Shah, the trustee of which is an unaffiliated third party.

(6)	Includes 100,000 common shares that Mr. Parikh has pledged as security to a third party.

(7)	Includes 211,900 common shares issuable upon redemption of partnership units held by Mr. Desfor.

(8)
Includes 19,160 common shares owned directly by Mr. Elsztain.  Also includes:  (i) 5,908,518 common shares held indirectly by Mr. Elsztain through REIG; (ii) 819,906 common shares held indirectly through IRSA; (ii) 3,894,323 common shares held indirectly by Mr. Elsztain through REIG II; (iii) 3,864,000 common shares held indirectly by Mr. Elsztain through REIG III; (iv) 1,400,901 common shares held indirectly by Mr. Elsztain through REIG IV; and (v) 5,700,000 common shares issuable upon the exercise of outstanding options granted to REIG.  Mr. Elsztain shares voting and investment power over 21,606,808 common shares with certain members of a group.  For more information, see footnote (2) to the table under the heading “—Security Ownership of Certain Beneficial Owners” above, which information is based on a Form 4 filed by the Elsztain Group on April 1, 2011.

(9)	Includes 40,000 common shares that are held indirectly by Mr. Hutchison’s wife and with respect to which he shares voting and investment power.

(10)	Includes 512,263 common shares issuable upon the redemption of partnership units, which units Mr. Patel has pledged as security to a third party.

(11)	Includes 1,150 common shares that are held indirectly by Mr. Sabin’s wife and with respect to which he shares voting and investment power.

(12)	All 2,000 Series A preferred shares are held indirectly by Mr. Gillespie’s wife.

BOARD OF TRUSTEES AND EXECUTIVE OFFICERS

Certain information regarding the Company’s trustees, as of March 31, 2011, is set forth below.

Name	Age	Position

Hasu P. Shah	66	Class II Trustee; Chairman of the Board
Jay H. Shah	42	Class I Trustee; Chief Executive Officer
Neil H. Shah	37	President and Chief Operating Officer
Ashish R. Parikh	41	Chief Financial Officer and Assistant Secretary
Michael R. Gillespie	38	Chief Accounting Officer, Controller, and Assistant Secretary
David L. Desfor	50	Treasurer and Corporate Secretary
Thomas S. Capello	67	Class I Trustee*
Thomas J. Hutchison III	69	Class I Trustee*
Donald J. Landry	62	Class I Trustee*
Eduardo S. Elsztain	51	Class II Trustee*
Dianna F. Morgan	59	Class II Trustee*
Kiran P. Patel	61	Class II Trustee
John M. Sabin	56	Class II Trustee*
_____________

*	“Independent” pursuant to the corporate governance standards of the NYSE as determined by a vote of the Board of Trustees.

Board of Trustees

Hasu P. Shah, Class II Trustee since May 1998; Chairman of the Board of Trustees

Mr. Shah has been the Chairman of the Board and a Class II trustee since the Company’s inception in May 1998 and was the Company’s Chief Executive Officer until his retirement in 2005.  Mr. Shah is also the founder and Chief Executive Officer of the Hersha Group.  Mr. Shah founded the Hersha Group with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984.  In the last 25 years, Mr. Shah has developed, owned, or managed over 50 hotels across the Eastern United States and started affiliated businesses in general construction, purchasing, and hotel management.  He has earned numerous awards, including the Entrepreneur of the Year award given by Ernst & Young LLP and the Creating a Voice award given by Project IMPACT, honoring South Asian American community leaders.  Mr. Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India.  Mr. Shah has been an active Rotarian for nearly 25 years and continues to serve as a trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation.  He also serves as a director of Tower Bancorp, Inc.  Mr. Shah received a bachelors of science degree in chemical engineering from Tennessee Technical University and obtained a masters degree in administration from Pennsylvania State University, which named him as a Fellow.  Mr. Shah is also an alumnus of the Owner and President’s Management program at Harvard Business School.  Mr. Shah is the father of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee, and Neil H. Shah, the Company’s President and Chief Operating Officer.

The Board of Trustees has determined that Mr. Hasu Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging industry, including his role as our former Chief Executive Officer and as the founder of The Hersha Group, a privately-held company that over the past 25 years has developed, owned or managed over 50 hotels across the Eastern United States. With over 25 years of lodging industry experience, Mr. Hasu Shah has developed a broad network of hotel industry contacts and relationships, including relationships with hotel owners, operators, project managers, contractors and other key industry participants.

Thomas S. Capello, Class I Trustee since January 1999

Mr. Capello has served as President and a principal of Bank Realty LP, a partnership engaged in sale/leaseback transactions of bank properties, since 2000.  He is also currently President of 1st Capital Group, Inc. which provides debt and equity placement for small businesses.  From 1988 to 1999, Mr. Capello was the President, Chief Executive Officer and Director of First Capitol Bank in York, Pennsylvania.  From 1983 to 1988, Mr. Capello served as Vice President and Manager of the Loan Production Office of The First National Bank of Maryland.  Prior to his service at The First National Bank of Maryland, Mr. Capello served as Vice President and Senior Regional Lending Officer at Commonwealth National Bank and worked at the Pennsylvania Development Credit Corporation.  Mr. Capello is a Director and Treasurer for the Ben Franklin Venture Investment Forum.  Mr. Capello is a graduate of the Stonier Graduate School of Banking at Rutgers University and holds an undergraduate degree with a major in economics from the Pennsylvania State University.

The Board of Trustees has determined that Mr. Capello’s qualifications to serve as one of our trustees include his extensive experience in real estate, banking and capital formation throughout his long career.

Eduardo S. Elsztain, Class II Trustee since August 2009

Mr. Elsztain was appointed to the Board of Trustees pursuant to a trustee designation agreement that the Company entered into with REIG and IRSA in August 2009 in connection with REIG’s initial investment in the Company’s common shares.  Mr. Elsztain currently serves as Chairman and Chief Executive Officer of IRSA, positions he has held since 1991.  IRSA is a real estate investment company with holdings in shopping centers, hotels, office buildings, residential properties and other investments in Argentina and the United States.  IRSA’s shares are traded on the Buenos Aires Stock Exchange and its American Depository Receipts are traded on the NYSE.  Mr. Elsztain studied economic sciences at the Universidad de Buenos Aires.  He has been engaged in the real estate business for more than 20 years.  He is also the Chairman of the Board of Directors of:  Alto Palermo S.A.; Shopping Alto Palermo S.A.; Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria; Consultores Asset Management; Banco Hipotecario S.A.; BrasilAgro Companhia Brasileira de Propiedades Agricolas; and BACS Banco de Crédito & Securitización, among others.  He is also Vice-Chairman of E-Commerce Latina S.A..

The Board of Trustees has determined that Mr. Elsztain’s qualification to serve as one of our trustees include his substantial experience in the real estate industry, including as Chairman of the Board and Chief Executive Officer of IRSA, a publicly-traded real estate investment firm based in Buenos Aires, Argentina, and his substantial real estate capital markets experience.  Mr. Elsztain has experience investing in a variety of economic cycles and geographic locations.

Thomas J. Hutchison III, Class I Trustee since September 2008

From May 2003 to April 2007, Mr. Hutchison was the Chief Executive Officer of CNL Hotels & Resorts, Inc. (“CNL”), a real estate investment trust that owned hotels and resort properties.  During that same time period, Mr. Hutchison held various other executive officer positions with companies affiliated with CNL, including but not limited to President and Chief Executive Officer of CNL Hotel Investors, Inc. and Chief Executive Officer of CNL Income Properties, Inc. In April 2007, Mr. Hutchison founded Hutchison Advisors, Inc., a real estate services company, and serves as its Chairman.  Since October 2008, he has served as Chairman of Legacy Companies, LLC, a specialized real estate services group.  Mr. Hutchison is currently a director for, KSL Capital Partners LLC, ClubCorp, Inc., U.S. Chamber of Commerce, The Trinity Forum and Vision360, where he serves as Vice-Chairman.  Mr. Hutchison was formerly a director for ING DIRECT USA.  He is also a member of The Real Estate Roundtable, Leadership Council for Communities in Schools, Advisory Council of the Erickson School of Aging Studies and serves on the Advisory Editorial Board of GlobalHotelNetwork.com.  Additionally, he serves as a senior advisor to various service industry public companies.  Mr. Hutchison attended Purdue University and the University of Maryland Business School.

The Board of Trustees has determined that Mr. Hutchison’s qualifications to serve on the Board of Trustees include his substantial experience in the real estate and lodging industries combined with his extensive leadership experience as a Chief Executive Officer of several SEC reporting REITs, including CNL Hotels & Resorts, Inc.

Donald J. Landry, Class I Trustee since April 2001

Mr. Landry is president and owner of Top Ten, an independent hospitality industry consulting company.  Mr. Landry has over forty years of lodging and hospitality experience in a variety of leadership positions.  Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.  Mr. Landry currently serves on the corporate advisory boards of Campo Architects, UniFocus and VOILA Hotel Rewards, Revenue Performance and numerous nonprofit boards.  Mr. Landry is a frequent guest lecturer at Johnson and Wales University and the University of New Orleans.  Mr. Landry holds a bachelor of science from the University of New Orleans, which awarded him Alumnus of the Year in 1999.  Mr. Landry is a Certified Hotel Administrator.

The Board of Trustees has determined that Mr. Landry’s qualifications to serve on the Board of Trustees include his 40 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.

Dianna F. Morgan, Class II Trustee since April 2010

Ms. Morgan retired in 2001 from a long career with the Walt Disney World Company, where she served as Senior Vice President of Public Affairs and Human Resources.  She also oversaw the Disney Institute — a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world.  In addition, Ms. Morgan is the immediate past Chair and is a current member of the Board of Trustees for the University of Florida. She was originally appointed to the University of Florida Board of Trustees in 2001. Ms. Morgan currently serves on the Board of Directors of Chesapeake Utilities Corp. (NYSE: CPK), where she is a member of the Compensation Committee, and the Board of Directors of CNL Bancshares, Inc.  Ms. Morgan previously served on the Board of Directors of CNL Hotels & Resorts, Inc. Ms. Morgan is a member of the Board of Directors of Orlando Health (formerly Orlando Regional Healthcare System) and serves as Chair of the national board for the Children’s Miracle Network.  Ms. Morgan received her Bachelor of Arts degree in organizational communications from Rollins College.

The Board of Trustees has determined that Ms. Morgan’s experience serving as a board member of both private and public companies, her previous experience overseeing the Disney Institute and her prior service as a senior manager at Walt Disney World Company provide her with extensive knowledge of innovation and customer service, a solid foundation in media relations, risk management, and government relations and “best practice” expertise in human capital and the customer experience.

Kiran P. Patel, Class II Trustee since May 2007

Mr. Patel served as the Company’s Corporate Secretary from 1998 to April 2007 and has been a principal of the Hersha Group since 1993.  Prior to 1993, Mr. Patel was employed by AMP Incorporated, an electrical component manufacturer in Harrisburg, Pennsylvania.  Mr. Patel serves on various boards of directors for community service organizations.  Mr. Patel received a bachelor of science degree in mechanical engineering from M.S. University of India and obtained a masters of science degree in industrial engineering from the University of Texas in Arlington.

The Board of Trustees has determined that Mr. Patel’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging industry, including his role as a partner and Chief Investment Officer of The Hersha Group.  Mr. Patel has developed a broad network of lodging industry contacts and has extensive experience in acquiring, selling, repositioning, developing and redeveloping hotels.

John M. Sabin, Class II Trustee since June 2003

Mr. Sabin is currently the Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc.  From 2000 to 2004, Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation (“NovaScreen”), a private bioinformatics and contract research biotech company.  Prior to joining NovaScreen, Mr. Sabin served as an executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc.  Mr. Sabin also serves on the Board of Prime Group Realty Trust.  Within the past five years, Mr. Sabin served as a director of Competitive Technologies, Inc. and North America Scientific, Inc., although he no longer serves as a director of either of these companies.  Mr. Sabin received bachelor of science degrees in accounting and university studies, a masters of accountancy and a masters of business administration from Brigham Young University and also received a juris doctor from the J. Reuben Clark Law School at Brigham Young University.  Mr. Sabin is a licensed CPA and is admitted to the bar in several states.  Mr. Sabin serves on the Audit Committee for Prime Group Realty Trust.  The Board has determined that Mr. Sabin’s service on this additional audit committee does not detract from his service to the Company’s Audit Committee.

The Board of Trustees has determined that Mr. Sabin’s qualifications to serve on the Board of Trustees include his substantial hospitality industry experience, as well as his substantial legal, finance and accounting experience.  His current and prior service as both General Counsel and Chief Financial Officer of various companies provides the Board of Trustees with valuable insights with respect to finance, accounting, legal and corporate governance matters. He also has prior public company experience as a Chief Financial Officer and finance executive, as well as a director or trustee.

Jay H. Shah, Class I Trustee since January 2006 and Chief Executive Officer

Mr. Shah was named Chief Executive Officer and a trustee as of January 1, 2006.  Prior thereto, Mr. Shah had served as the Company’s President and Chief Operating Officer since September 3, 2003.  Until September 2003, Mr. Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997, and managing director of the Hersha Group.  Mr. Shah previously was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney’s office and two Philadelphia-based law firms.  Mr. Shah received a bachelor of science degree from the Cornell University School of Hotel Administration, a masters degree from the Temple University School of Business Management and a law degree from Temple University School of Law.  Mr. Shah currently serves on the Board of Directors of Royal Bancshares of Pennsylvania, Inc.  Mr. Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board, and the brother of Neil H. Shah, the Company’s President and Chief Operating Officer.

The Board of Trustees has determined that Mr. Jay Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging and real estate industry and his experience negotiating and structuring real estate transactions and real estate-related joint ventures, including in his role as a former practicing real estate attorney. Mr. Jay Shah has developed a broad network of hotel industry contacts and his experience includes serving as the Company’s President and Chief Operating Officer.

Trustee Emeritus

In addition to the trustees named above, Michael A. Leven serves as a trustee emeritus, a position he has held since March 2010.  Mr. Leven’s role as a trustee emeritus is governed by the Company’s Bylaws.  The Board of Trustees can invite, disinvite and/or remove Mr. Leven at any time from any of its meetings and may terminate his status as trustee emeritus at any time.  In his capacity as trustee emeritus, Mr. Leven does not have any fiduciary duties to the Company or its shareholders, is not entitled to vote at and is not counted for purposes of determining whether a quorum exists at any meeting of the Board of Trustees.  Mr. Leven did not receive any compensation for his services as a trustee emeritus in 2010.  He will not receive any compensation for his services as a trustee emeritus in 2011.  The Company does not have any other trustee emeriti.  Prior to serving as a trustee emeritus, Mr. Leven had served as a Class II trustee since May 2001.

Executive Officers

Biographical information for Hasu P. Shah, the Company’s Chairman of the Board, and Jay H. Shah, the Company’s Chief Executive Officer, is set forth above under “—Board of Trustees.”

Neil H. Shah, President and Chief Operating Officer

Mr. Neil Shah was named President and Chief Operating Officer as of January 1, 2006.  Prior thereto, Mr. Shah had served as the Company’s Executive Vice President since January 2005.  Prior to that, he served as the Company’s Director of Acquisitions & Development since May 2002 and had been a principal of the Hersha Group since 2000.  Prior to joining the Hersha Group, he served in senior management positions with the Advisory Board Company and the Corporate Executive Board.  Mr. Shah graduated with honors from the University of Pennsylvania and the Wharton School with degrees in political science and management.  Mr. Shah earned his masters of business administration from the Harvard Business School.  Mr. Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and brother of Jay H. Shah, the Company’s Chief Executive Officer.

Ashish R. Parikh, Chief Financial Officer

Mr. Parikh has been the Company’s Chief Financial Officer since 1999.  Previously, Mr. Parikh was Assistant Vice President in the Mergers and Acquisitions Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing.  Mr. Parikh has also been employed by Tyco International, Ltd. and practiced as a Certified Public Accountant with Ernst & Young LLP.  Mr. Parikh received his masters of business administration from New York University and a bachelor of business administration degree from the University of Massachusetts at Amherst.

Michael R. Gillespie, Chief Accounting Officer

Mr. Gillespie has served as the Company’s Chief Accounting Officer since 2005.  Prior to joining Hersha Hospitality Trust, Mr. Gillespie was Manager of Financial Policy & Controls for Tyco Electronics Corporation, a global manufacturer of electronic components where he played a key role in developing the company’s Sarbanes-Oxley compliance program.  He has also been a Senior Manager in the Audit and Assurance Practice at KPMG, LLP and Experienced Manager in the Audit and Business Advisory Practice at Arthur Andersen LLP.  Mr. Gillespie received his business administration bachelors degree in accounting from Bloomsburg University of Pennsylvania.  Mr. Gillespie is a licensed Certified Public Accountant.

David L. Desfor, Treasurer and Corporate Secretary

Mr. Desfor has served as the Company’s Treasurer since December 2002 and as Corporate Secretary since April 2007.  Previously, Mr. Desfor had been a principal and comptroller of the Hersha Group since 1992.  Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels.  Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.

PROPOSAL ONE—ELECTION OF CLASS II TRUSTEES

The Board of Trustees currently has nine members.  The Company’s Declaration of Trust divides the Board of Trustees into two classes, as nearly equal in number as possible.  At the annual meeting, shareholders are voting to elect five persons as Class II trustees.  Each Class II trustee currently is serving a two-year term expiring at the annual meeting.  Each Class I trustee is serving a two-year term expiring at the 2012 annual meeting of shareholders.  Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting.

The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Hasu P. Shah, Eduardo S. Elsztain, Dianna F. Morgan, Kiran P. Patel and John M. Sabin for election at the annual meeting as Class II trustees.  If elected, these individuals will serve as Class II trustees until the 2013 annual meeting of shareholders and until their successors are duly elected and qualify.  Each of the nominees presently is serving as a Class II trustee.

Unless you direct otherwise in the proxy card accompanying this proxy statement, the persons named as proxies will vote your proxy for all of the nominees named above.  If any nominee becomes unavailable or unwilling to serve as a Class II trustee, the persons named as proxies in the accompanying proxy card will vote your proxy for an alternate nominee that has been nominated by the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee.  Alternatively, the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, may reduce the size of the Board of Trustees and the number of nominees standing for election as Class II trustees at the annual meeting.  Proxies will only be voted for the nominees named above or their alternates.  Each nominee for election to the Board of Trustees as a Class II trustee has indicated that he is willing to serve if elected.  The Board of Trustees has no reason to doubt that any nominee for election will be unable or unwilling to serve if elected.

The Board of Trustees unanimously recommends a vote “FOR” each of the nominees for election as Class II trustees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s trustees, executive officers and persons who own more than 10% of any registered class of the Company’s equity securities (“10% Holders”) to report their ownership of common shares and any changes in ownership to the SEC.  These persons are also required by SEC regulations to furnish the Company with copies of these reports.  Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that the only filing deficiencies under Section 16(a) by the Company’s trustees and executive officers in the year ended December 31, 2010 are as follows: one late filing by Donald J. Landry, a trustee, with respect to one transaction; and four late filings by Thomas J. Hutchison, III, a trustee, with respect to seven transactions.

CORPORATE GOVERNANCE

Trustee Independence

The Company has been listed on the NYSE since May 2008, and is subject to the corporate governance standards of the NYSE.  From the date of the Company’s initial public offering until May 2008, the Company was listed on the American Stock Exchange.

The Board of Trustees has determined that the following individuals are “independent” in accordance with the corporate governance standards of the NYSE:  Thomas S. Capello, Eduardo S. Elsztain, Thomas J. Hutchison III, Donald J. Landry, Dianna F. Morgan and John M. Sabin.  As a result, a majority of the Board of Trustees is independent.

In making a determination that Mr. Elsztain is independent in accordance with the corporate governance standards of the NYSE, the Board of Trustees considered the fact that Mr. Elsztain controls, either directly or indirectly, IRSA and its affiliates, including REIG.  The Board of Trustees noted the share holdings of Mr. Elsztain and his affiliates and that various agreements and other arrangements exist between the Company, REIG and IRSA which could give rise to conflicts of interest for Mr. Elsztain.  Notwithstanding the significant ownership of the Company’s common shares and the existence of these agreements and arrangements and the potential for conflicts of interest, the Board of Trustees concluded that Mr. Elsztain satisfied the independence requirements set forth in the NYSE’s corporate governance standards.  The Board of Trustees noted that, under its policy and practice, a majority of independent trustees must approve transactions between the Company and IRSA and/or REIG in which a conflict of interest may arise.  This policy would require Mr. Elsztain to recuse himself from any consideration of a transaction in which he or his affiliates have a direct or indirect interest.

Meetings of the Board of Trustees

The Company’s business is managed under the general direction of the Board of Trustees as provided by the Company’s Bylaws and Maryland law.  The Board of Trustees holds regular quarterly meetings during the Company’s fiscal year and holds additional meetings as needed in the ordinary course of business.  The Board of Trustees held a total of ten meetings during 2010.  Except for Mr. Elsztain, each of the trustees attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.

Board Leadership Structure

The Board of Trustees believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Trustees be separated in order for the individuals to focus on their primary roles.  The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Company’s Chairman of the Board of Trustees provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Trustees and, together with the Lead Independent Trustee, sets the agenda for Board of Trustees meetings.  In the future, the Board of Trustees may determine that it would be in the best interests of the Company to combine the roles of Chief Executive Officer and Chairman of the Board of Trustees.

Risk Oversight

The Board of Trustees and its committees play an important role in the risk oversight of the Company.  The Board of Trustees and its committees are involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management.  The Board of Trustees (or the appropriate committee in the case of risks that are under the purview of a particular committee) administers its risk oversight function by receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks, and from the chairs of the Audit Committee and the Compensation Committee.  In addition, the Company’s Board of Trustees administers its risk oversight function through the required approval by the Board of Trustees (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, new borrowings, significant capital expenditures, refinancings and the appointment and retention of the Company’s senior management.

While the Board of Trustees believes it is the job of the Company’s senior management, including its Chief Executive Officer, to assess and manage the Company’s exposure to risk, the Board of Trustees relies heavily on the Audit Committee and its Risk Sub-Committee to develop guidelines and policies to govern the process by which risk assessment and management is handled by the Company’s senior management.  In 2010, the Audit Committee formed a Risk Sub-Committee to assist the Audit Committee and the Board of Trustees in developing guidelines and policies related to risk assessment and management.  The Risk Sub-Committee, which is chaired by Ms. Morgan, met two times in 2010.  Senior management attended each meeting.  Messrs. Landry and Sabin, both of whom serve on the Audit Committee, also serve on the Risk Sub-Committee.  At each meeting of the Audit Committee, Ms. Morgan reports to the full Audit Committee on the discussions and findings of the Risk Sub-Committee and makes recommendations to the Audit Committee regarding steps the Company’s senior management has taken to monitor and control major financial and other risk exposures.  In addition, as discussed under “Compensation Discussion and Analysis—Compensation-Related Risk” below, the Compensation Committee meets with senior management to discuss compensation-related risks.

Committees of the Board of Trustees

The Board of Trustees presently has an Audit Committee, Compensation Committee, Acquisition Committee and a Nominating and Corporate Governance (NCG) Committee.  The Board of Trustees may, from time to time, form other committees as circumstances warrant.  These committees have authority and responsibility as delegated by the Board of Trustees.

Audit Committee

The Board of Trustees has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The current members of the Audit Committee are Messrs. Capello (Chair), Sabin (Vice-Chair), Hutchison and Landry; and Ms. Morgan, all of whom meet the NYSE’s and the SEC’s standards of independence.  The Company expects the composition of the Audit Committee to remain the same after the annual meeting.

The Audit Committee is responsible for engaging the Company’s independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence and qualifications of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls.  The Audit Committee held eight meetings during 2010 and discussed relevant topics regarding financial reporting, auditing procedures and assessment and management of the Company’s major financial and other risk exposures.  The Board of Trustees has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website, www.hersha.com.

The Board of Trustees has determined that each of Mr. Capello and Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.  The Board of Trustees has also determined that each of the members of the Audit Committee is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees.  For more information, please see “The Audit Committee Report” below.

Compensation Committee

The current members of the Compensation Committee are Messrs. Hutchison (Chair), Capello and Sabin and Ms. Morgan all of whom are independent trustees.  The Company expects the composition of the Compensation Committee to remain the same after the annual meeting.  All of the members of the Compensation Committee are “non-employee” trustees within the meaning of Section 162(m) of the Code of 1986, as amended (the “Code”), and the applicable rules of the SEC and are “non-employee” trustees for the purposes of Rule 16b-3 under the Exchange Act.  The Compensation Committee makes recommendations to the Board of Trustees with regard to compensation for the Company’s executive officers and administers the Company’s equity incentive plan.  Subject to applicable law, the Compensation Committee may form and delegate its authority to subcommittees or executive officers when appropriate.  The Compensation Committee held ten meetings during 2010 and discussed relevant topics regarding executive compensation and established a formal compensation plan for all officers and trustees.  The Board of Trustees has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website, www.hersha.com.  For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance (NCG) Committee

The current members of the NCG Committee are Messrs. Sabin (Chair), Capello and Landry and Ms. Morgan, all of whom are independent trustees.  The NCG Committee recommends candidates for election as trustees and in some cases the election of officers.  The NCG Committee also develops and recommends to the Board of Trustees a set of corporate governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of trustees and executive officers and remains informed about existing and new corporate governance standards mandated by the SEC and the NYSE.  The NCG Committee held ten meetings during 2010.  The Board of Trustees has adopted a written charter for the NCG Committee, a current copy of which is available on the Company’s website, www.hersha.com.

Acquisition Committee

The current members of the Acquisition Committee are Messrs. Landry (Chair), Elsztain, Hutchison and Sabin, all of whom are independent trustees.  The Acquisition Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions and dispositions presented by management.  The Acquisition Committee makes recommendations to the Board and senior management regarding acquisitions and reviews the due diligence conducted on all properties.  The Acquisition Committee held seven meetings during 2010.  The Board of Trustees has adopted a written charter for the Acquisition Committee, a current copy of which is available on the Company’s website, www.hersha.com.

Availability of Corporate Governance Documents

The Company makes available on its website, www.hersha.com, current copies of its corporate governance documents, including charters of the Audit, Compensation, NCG and Acquisition Committees, its Corporate Governance Guidelines and its Code of Ethics.  The Company will post any future changes to these corporate governance documents on its website and may not otherwise publicly file such changes.  The Company’s regular filings with the SEC and its trustees’ and executive officers’ filings under Section 16(a) of the Exchange Act are also available on the Company’s website.

Trustee Nominating Process

The NCG Committee performs the functions of a nominating committee and will actively seek, screen and recommend trustee candidates for nomination by the Board of Trustees, consistent with criteria approved by the Board of Trustees, including, without limitation, strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board of Trustees.  The NCG Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending trustee candidates for nomination by the Board of Trustees.

The charter of the NCG Committee provides that the NCG Committee will consider shareholder recommendations for trustee candidates.  Shareholders should submit any such recommendations for consideration by the NCG Committee through the method described under “—Communications with the Board of Trustees” below.  In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “—Shareholder Proposals and Nominations for the 2011 Annual Meeting” below.

The NCG Committee does not have a formal policy with respect to diversity; however, the Board of Trustees and the NCG Committee believe that it is important that the trustee candidates represent key and diverse skill sets.  The NCG Committee evaluates each candidate’s qualifications to serve as a member of the Board of Trustees based on his or her skills and characteristics, as well as the composition of the board as a whole.  In addition, the NCG Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the board’s needs.  In addition to considering incumbent trustees, the NCG Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others.  The NCG Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates.  No such firm was engaged in 2010.

Communications with the Board of Trustees

Shareholders and other interested parties who wish to communicate with the Board of Trustees or any of its committees, may do so by writing to the Lead Independent Trustee, Board of Trustees of Hersha Hospitality Trust, c/o Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.  The Corporate Secretary will review all communications received.  All communications that relate to matters that are within the scope of the responsibilities of the Board of Trustees and its committees are to be forwarded to the Lead Independent Trustee.  Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the Chairperson of the appropriate committee.  Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management trustee who wishes to review them.

Executive Sessions of the Board of Trustees; Lead Independent Trustee

The Company believes that it is important to promote open discussion among the independent trustees, and it schedules regular executive sessions in which those trustees meet without management and non-independent trustee participation.  Under the corporate governance standards of the NYSE, a non-management trustee must preside over each executive session of the non-management trustees (i.e., those trustees who are not executive officers). Donald J. Landry serves, and is expected to continue serving following the annual meeting, as the Lead Independent Trustee.  In addition to chairing all executive sessions of the Board of Trustees, the Lead Independent Trustee presides at all meetings of the Board of Trustees at which the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer are not present, has the authority to call meetings of the independent trustees and has such other duties as the Board of Trustees may determine from time to time.  All interested parties may communicate with the Lead Independent Trustee or the non-management or independent trustees by following the procedure described above under “—Communications with the Board of Trustees.”

Trustee Attendance at the Annual Meeting

The Board of Trustees has adopted a policy regarding trustee attendance at the annual meeting which specifies that all trustees should attend the annual meeting.  All of the trustees serving on the Board of Trustees at the time, except Mr. Elsztain, attended the 2010 annual meeting of shareholders.

Code of Ethics

The Board of Trustees has adopted a Code of Ethics that applies to all of the Company’s trustees, executive officers and employees.  The Code of Ethics is posted on the Company’s website, www.hersha.com.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other executive officers by posting such information on the Company’s website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2010 or any prior period. No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a trustee of the Company.

TRUSTEE COMPENSATION

2010 Non-Management Trustee Compensation

In 2010, each non-management trustee was paid $25,000 for their service on the Board.  In addition, the chair and the vice-chair of the Audit Committee were paid $15,000 and $5,000.  The chairs of the Acquisition Committee, the Compensation Committee and the NCG Committee were each paid an additional $7,500 and the chair of the Risk Sub-Committee was paid an additional $5,000.  All of the non-management trustees were paid a $1,500 attendance fee for in-person and telephonic board meetings and a $1,000 attendance fee for in-person and telephonic committee meetings.  The Company’s Lead Independent Trustee was paid an annual fee of $10,000.  As discussed in “Compensation Discussion and Analysis— Independent Compensation Consultant” below, the Compensation Committee engaged FPL Associates L.P. as its compensation consultant to assist it in reviewing and determining, among other things, the compensation paid to non-management trustees in 2010.

On June 1, 2010 and December 31, 2010, the Company’s independent trustees received bi-annual grants of common shares that were issued under the Company’s 2008 Equity Incentive Plan.  Each grant had a value equal to approximately $22,500.  To determine the number of shares subject to each grant, the dollar amount of the grant was divided by the volume-weighted average price (“VWAP”) for the Company’s common shares for a 20-trading day period prior to and including June 1, 2010 and December 31, 2010 and then rounded to the nearest 100 shares.  The 20-day VWAP used for the grant on June 1, 2010 was $4.96, resulting in a grant of 4,500 common shares with a grant date fair value of $4.63 to Messrs. Capello, Elsztain, Hutchison, Landry and Sabin and Ms. Morgan.  The 20-day VWAP used for the grant on December 31, 2010 was $6.51, resulting in a grant of 3,500 common shares with a grant date fair value of $6.60 to Messrs. Capello, Elsztain, Hutchison, Landry and Sabin and Ms. Morgan.

The Company reimburses all trustees for their reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees.  The Compensation Committee has determined that any executive officer who serves on the Board of Trustees will not receive any fees for service on the Board of Trustees.

The following table presents information relating to compensation of the non-management trustees for the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Thomas S. Capello	75,000	43,935	118,935
Eduardo S. Elsztain	35,000	43,935	78,935
Thomas J. Hutchison III	78,500	43,935	122,435
Donald J. Landry	89,500	43,935	133,435
Dianna F. Morgan	45,250	43,935	89,185
Kiran P. Patel	31,000	-	31,000
John M. Sabin	91,500	43,935	135,435
____________________

(1)
Represents the aggregate grant date fair value of stock awards completed in accordance with FASB ASC 718.  The grant date fair value of the common shares granted on June 1, 2010 to each of Messrs. Capello, Hutchison, Landry and Sabin and Ms. Morgan equals the number of common shares granted (4,500 shares) multiplied by the closing common share price of $4.63 on the NYSE on the date of the grant.  The grant date fair value of the common shares granted on December 31, 2010 to each of Messrs. Capello, Elsztain, Hutchison, Landry and Sabin and Ms. Morgan equals the number of common shares granted (3,500 shares) multiplied by the closing common share price of $6.60 on the NYSE on the date of the grant.

2011 Non-Management Trustee Compensation

On March 16, 2011, the Committee approved the changes discussed below to the Company’s compensation program for non-management trustees, effective as of January 1, 2011.  The changes were made to:

·	increase the annual cash retainer from $25,000 to $30,000; and

·	allow trustees to make a voluntary election to receive any portion of the annual cash retainer in the form of common equity valued at a 25% premium to the cash that would have been received.

The number of shares issued in lieu of cash payments was determined based on the per share volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2010, or $6.51 per share.

In addition, on March 30, 2011, each non-management trustee received a stock award for 1,800 restricted common shares which vest 33% on December 31, 2011,33% on December 31, 2012, and 33% on December 31, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) section of this proxy statement explains the type and amount of compensation provided to the Company’s “named executive officers” (“NEOs”) in 2010, as well as the principles and processes that the Compensation Committee of the Board of Trustees follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three other most highly paid executive officers as of December 31, 2010.

              The NEOs for 2010 are as follows:

•	Hasu P. Shah, the Company’s Chairman of the Board;

•	Jay H. Shah, the Company’s Chief Executive Officer;

•	Neil H. Shah, the Company’s President and Chief Operating Officer;

•	Ashish R. Parikh, the Company’s Chief Financial Officer; and

•	Michael R. Gillespie, the Company’s Chief Accounting Officer.

Compensation Principles

             The Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for the NEOs.  Each year, the Compensation Committee’s goal is to create an executive compensation program for the NEOs that is linked to the creation of shareholder value.  To accomplish this, the executive compensation program for the NEOs is designed to:

•
Support the Company’s business strategy—The Compensation Committee seeks to align executive compensation programs for the NEOs with business strategies focused on long-term growth and sustained shareholder value.  The programs are designed to motivate the NEOs to overcome challenges and exceed company goals.

•
Pay for performance—The Compensation Committee places a large portion of the NEOs’ pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals. The Company pays higher compensation when goals are exceeded and lower compensation when goals are not met.

•
Pay competitively—The Compensation Committee sets target compensation to be competitive with its peer group.  We set “maximum” objectives that if achieved may place the compensation paid to the NEOs above the median compared to the peer group.

Compensation Objectives

In designing the executive compensation programs for the NEOs, the objectives are to:

•	drive superior business and financial performance by designing programs that motivate the NEOs to achieve or exceed goals within their control;

•	attract, retain and motivate the right people in the right job by rewarding NEOs that perform at a high level;

•	align the long-term interests of the NEOs and the shareholders by building significant ownership of common shares into our annual and multi-year equity incentive programs;

•	focus on long-term results, such as total shareholder return; and

•	create a balanced executive compensation program that utilizes elements that discourage excessive risk taking.

Independent Compensation Consultant

The Compensation Committee engaged FPL Associates L.P. (“FPL”) during 2010 as its independent compensation consultant.  FPL advised the Compensation Committee on the design of the Company’s executive compensation program for 2010 and the amounts the Company should pay to the Chief Executive Officer and the other NEOs.  FPL also provided the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the Company’s executive compensation program.  In addition, FPL advised the Compensation Committee on the design of the compensation program for the Company’s non-employee trustees.

FPL does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals.

Process for Determining Executive Compensation

The Compensation Committee structures executive compensation for the NEOs so that total targeted annual compensation opportunities are competitive with comparable positions at companies considered to be the Company’s peers.  The Compensation Committee intends for the level of compensation for the NEOs to be competitive with the compensation offered by publicly held companies that are comparable to the Company with regard to size (based on total assets and market capitalization) and industry focus (publicly trading lodging companies, including REITs). The Compensation Committee believes this allows the Company to successfully attract and retain the high quality executive talent critical to the Company’s long-term success.

In setting executive compensation for the NEOs in 2010, the Compensation Committee considered levels of compensation paid by the following group of publicly traded lodging companies (“2010 Peer Group”):

Company	Total Assets as of December 31, 2009	Market Capitalization as of December 31, 2009
Ashford Hospitality Trust (“AHT”)	$3.9 billion	$267 million
DiamondRock Hospitality Company (“DRH”)	$2.2 billion	$1,053 million
FelCor Lodging Trust Incorporated (“FCH”)	$2.6 billion	$250 million
LaSalle Hotel Properties (“LHO”)	$2.0 billion	$1,350 million
Strategic Hotels & Resorts, Inc. (“BEE”)	$2.6 billion	$140 million
Sunstone Hotel Investors, Inc. (“SHO”)	$2.5 billion	$861 million
25th Percentile	$2.3 billion	$254 million
50th Percentile	$2.6 billion	$564 million
75th Percentile	$2.6 billion	$1,005 million
Hersha Hospitality Trust (“HT”)	$1.1 billion	$181 million

As a result of public equity offerings completed during the first quarter of 2010 and acquisitions of hotel properties in the first quarter of 2010, the Company’s total assets and market capitalization as of March 31, 2010 increased to $1.3 billion and $711 million, respectively.  The Compensation Committee, with input from management and the Compensation Committee’s outside independent compensation consultant, which in 2010 was FPL, annually reviews the companies included in the peer group.  Accordingly, the Compensation Committee may add or eliminate companies based on factors the Compensation Committee deems relevant. The primary criteria evaluated in the selection of the peer group include similarity of business strategy, scope of operations, total market capitalization and total assets.  The Compensation Committee excluded certain lodging-focused, self-managed equity REITs that were larger and smaller than the companies named above in terms of total assets and market capitalization, such as Host Hotels & Resorts, Inc. and Supertel Hospitality, Inc.  For compensation programs directly attributed to 2010 performance, the Compensation Committee excluded newly created lodging-focused, self-managed equity REITs which became public in late 2009 or 2010, such as Chatham Lodging Trust, Chesapeake Lodging Trust, and Pebblebrook Hotel Trust, since the operating results, total assets, and market capitalization of these REITs may not have be comparable to those of lodging REITs that have longer operating history. However, the Compensation Committee believes these newly created REITs will be relevant for periods beyond 2010 and does consider these REITs to be peers for compensation programs that extend beyond 2010.

In order to provide competitive executive compensation, the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the peer group. Actual total compensation for any given year may be paid above or below the median for the peer group.   Based on information provided to the Compensation Committee by FPL as of May 2010, the Compensation Committee determined that the total targeted annual compensation opportunity for each of the NEOs was competitive compared to the 2010 Peer Group.

The following table shows each element of the targeted total annual compensation opportunity for 2010 for each NEO compared to the 2010 Peer Group.

Executive	Benchmark	Base Salary	Annual Cash Incentive	Equity (Annual and Multi-Year)	Total Annual Targeted Compensation
Hasu P. Shah	Chairman	4th of 4	N/A	3rd of 4	4th of 4(2)
Jay H. Shah	CEO	7th of 7	6th of 7	5th of 7	6th of 7(3)
Neil H. Shah	COO	4th of 6	4th of 6	1st of 6	2nd of 6(4)
Ashish R. Parikh	CFO	7th of 7	4th of 7	4th of 6	4th of 7(5)
Michael R. Gillespie	CAO	ISD(1)	ISD	ISD	ISD(6)

______________
(1)           “ISD” means insufficient data (less than three incumbents in the 2010 Peer Group).

(2)
Mr. Hasu Shah’s total target annual compensation opportunity consists of the following: (i) $150,000 of base salary; (ii) the opportunity to earn $300,000 of restricted common shares for target performance pursuant to the Annual LTIP (defined below under “—Annual Compensation”); and (iii) the opportunity to earn $300,000 of restricted common shares for target performance pursuant to the Multi-Year LTIP (as defined below).

(3)
Mr. Jay Shah’s total target annual compensation opportunity consists of the following: (i) $525,000 of base salary; (ii) the opportunity to earn a cash bonus of $459,375 for target performance pursuant to the Annual CIP (defined below under “—Annual Compensation”); (iii) the opportunity to earn $800,000 of restricted common shares for target performance pursuant to the Annual LTIP; and (iv) the opportunity to earn $800,000 of restricted common shares for target performance pursuant to the Multi-Year LTIP, which amount represents one third of the total target opportunity under the Multi-Year LTIP.

(4)
Mr. Neil Shah’s total target annual compensation opportunity consists of the following: (i) $500,000 of base salary; (ii) the opportunity to earn a cash bonus of $437,500 for target performance pursuant to the Annual CIP; (iii) the opportunity to earn $800,000 of restricted common shares for target performance pursuant to the Annual LTIP; and (iv) the opportunity to earn $800,000 of restricted common shares for target performance pursuant to the Multi-Year LTIP, which amount represents one third of the total target opportunity under the Multi-Year LTIP.

(5)
Mr. Parikh’s total target annual compensation opportunity consists of the following: (i) $325,000 of base salary; (ii) the opportunity to earn a cash bonus of $203,125 for target performance pursuant to the Annual CIP; (iii) the opportunity to earn $300,000 of restricted common shares for target performance pursuant to the Annual LTIP; and (iv) the opportunity to earn $300,000 of restricted common shares for target performance pursuant to the Multi-Year LTIP, which amount represents one third of the total target opportunity under the Multi-Year LTIP.

(6)
Mr. Gillespie’s total target annual compensation opportunity consists of the following: (i) $227,500 of base salary; (ii) the opportunity to earn a cash bonus of $73,938 for target performance pursuant to the Annual CIP; (iii) the opportunity to earn $95,000 of restricted common shares for target performance pursuant to the Annual LTIP; and (iv) the opportunity to earn $95,000 of restricted common shares for target performance pursuant to the Multi-Year LTIP, which amount represents one third of the total target opportunity under the Multi-Year LTIP.

Although the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the 2010 Peer Group, the Compensation Committee does not rely exclusively on the 2010 Peer Group data in establishing target levels of compensation and does not have a rigid or formulaic process with regard to using peer data to set target levels of compensation (for example, assigning specific weights or values to each member of the 2010 Peer Group).  Instead, the Compensation Committee uses the 2010 Peer Group data as one of many tools to assist the Compensation Committee. Survey information provided by FPL to the Compensation Committee assists the Compensation Committee in confirming the validity of the market competitiveness of the Company’s executive compensation program and provides broader context to the 2010 Peer Group data, as well as provide data for positions where data for the 2010 Peer Group is not available from public filings with the SEC. In setting total target annual compensation opportunities for each NEO, the Compensation Committee considers the following factors:

•	the competitive data (2010 Peer Group and survey data), focusing on the median of the data as a starting point;

•	each NEO’s past and continuing performance;

•	each NEO’s scope of responsibility and impact on the Company’s performance and contribution to its long-term success;

•	internal equity (i.e., an NEO’s compensation levels relative to his or her peers, direct reports and supervisors);

•	the Chief Executive Officer’s recommendations for the other NEOs; and

•
the views of the members of the Compensation Committee and the other members of the Board of Trustees on individual contribution based upon routine interaction with the NEOs on corporate and public reporting matters.

In summary, the Compensation Committee’s process for setting total targeted annual compensation opportunities employs a flexible approach that responds to and adjusts for the evolving business environment. The Compensation Committee believes this approach permits the Company to respond to dynamics in the market for executive talent and provides the Company with flexibility in maintaining and enhancing the NEOs’ engagement, focus, motivation and enthusiasm for the Company’s long-term growth and sustained shareholder value.

Each of the NEOs’ performance is evaluated in light of the Company’s overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the Committee and the Board of Trustees. For 2010, the Compensation Committee believed annual base salary and benefits when added to the potential variability of the annual cash and equity incentive programs and the multi-year equity incentive program provided an appropriate mix of financial security, risk and reward.

Components of Executive Compensation

         In 2010, the components of executive compensation consisted of the following:

•	base salary;

•	annual incentives (cash bonuses);

•	long-term incentives (annual and multi-year); and

•	benefits.

Base Salary

Base salary provides the NEOs with a basic level of financial security and promotes the Compensation Committee’s objectives by attracting and retaining top talent.  Base salary increases for the Company’s Chief Executive Officer are determined by the Compensation Committee and approved by the Board of Trustees.  Base salary increases for the other NEOs are recommended by the Company’s Chief Executive Officer and are subject to review and approval by the Compensation Committee.

In order to bring target total compensation for each of the NEOs closer to the median of the 2010 Peer Group, the Compensation Committee increased 2010 base salaries for the NEOs other than Mr. Hasu Shah by between 12.6% and 19.0% over 2009 levels.  Base salaries for the NEOs are as follows:

	2009 Base Salary	2010 Base Salary	Increase ($)	Increase (%)
Hasu P. Shah	$150,000	$150,000	—	—
Jay H. Shah	$446,250	$525,000	$78,750	17.6%
Neil H. Shah	$420,000	$500,000	$80,000	19.0%
Ashish R. Parikh	$288,750	$325,000	$36,250	12.6%
Michael R. Gillespie	$202,125	$227,500	$25,375	12.6%

Following the increases, the base salaries for each of Messrs. Hasu Shah, Jay Shah, Parikh and Gillespie remain below the median for the 2010 Peer Group.  The Compensation Committee believes that it is appropriate to continue to act to adjust the salaries of the NEOs if their positions relative to the competitive market remain below the median and their performance remains outstanding. The Compensation Committee is satisfied that each NEO’s base salary for 2010 was reasonable and appropriate based on each NEO’s responsibilities and performance.

Annual Cash Incentive Program (“Annual CIP”)

The purpose of the Annual CIP is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked to individual and company-wide performance on an annual basis. Each year, management proposes and the Compensation Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Trustees. By using goals and objectives thoroughly reviewed by the Board of Trustees, the Compensation Committee rewards participants for achieving performance levels that management has identified and the Board of Trustees are critical to creating and sustaining long-term shareholder value.

The Compensation Committee believe the Annual CIP provides the NEOs other than Mr. Hasu Shah, who has not historically participated in the program, with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and to further align the financial interests of the participating NEOs with those of shareholders. The selected performance criteria include Company-wide performance goals and specific performance goals related to the job function of each participating NEO.

Key features of the Annual CIP include the following:

•
a primary emphasis on (1) sustained Company-wide financial growth as measured by such metrics as adjusted funds from operations (“AFFO”) per share, an AFFO multiple (defined as the closing sale price of the Company’s common shares as reported by the NYSE on December 31, 2010 divided by AFFO per share for the year ended December 31, 2010), and (2) financial flexibility and balance sheet strength as measured by a fixed charge coverage ratio;

•	a structured approach to determine awards by measuring against pre-established metrics; and

•	the recognition of individual leadership achievements and contributions of participants by making the award subject to individual-specific performance goals.

The Compensation Committee, in conjunction with the Chief Executive Officer, reviews the annual cash incentive awards. Annual cash incentive awards are based on an evaluation of the performance, level of responsibility and leadership of the named executive officer in relation to overall corporate results.

For 2010, the Compensation Committee established the following mix of company performance measures for the Annual CIP:

Component/Metric	Weighting
AFFO per share	30%
AFFO multiple	30%
Fixed charge coverage ratio	20%
Individual-specific performance objectives	20%

The following table summarizes the threshold, target and maximum levels of performance for the Annual CIP:

Component/Metric	Threshold	Target	Maximum
AFFO per share(1)	$0.31 per share	$0.33 per share	$0.35 per share
AFFO multiple(1)	11.5x	12.0x	12.5x
Fixed charge coverage ratio(2)	1.60x	1.75x	1.90x
Individual-specific performance objectives(3)	N/A	N/A	N/A

(1)
AFFO per share and the AFFO multiple are determined by calculating calculated funds from operations (“FFO”) applicable to common shares and partnership units in accordance with the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), which the Company refers to as the “White Paper.” The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Management’s interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Management calculated AFFO, which reflects FFO in accordance with the NAREIT definition further adjusted by: (i) adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties; (ii) adding back amortization of deferred financing costs; (iii) making adjustments for the amortization of original issue discount/premium; (iv) adding back non-cash stock expense; (v) adding back impairment related expenses; (vi) adding back FFO attributed to the Company’s partners in consolidated joint ventures; and (vii) making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

(2)
Calculated as (i) consolidated adjusted earnings before income tax, depreciation and amortization (“Adjusted EBITDA”), divided by (i) the sum of (A) interest expense, plus (B) preferred share distributions.  The Company’s interpretation of Adjusted EBITDA is that EBITDA derived from its investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. In addition, Adjusted EBITDA is adjusted to (i) add back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties; (ii) adding back non-cash stock expense; (iii) adding back impairment related expenses; and (iv) making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

(3)	For purposes of the Annual CIP, the Compensation Committee utilized the following individual-specific performance objectives, which are the same objectives used for the 2009 program:

•	Chief Executive Officer and Chief Operating Officer:

-	meet with each of the top ten institutional investor accounts at least once in 2010;
-	meet with the sales force of two different broker-dealers with significant retail customer bases in an effort to increase interest in the ownership of the Company’s common shares; and
-	completion of each subordinate’s position-specific performance goals outlined below.

•	Chief Financial Officer and Chief Accounting Officer:

-	complete all SEC filings on a timely basis and maintain full compliance with SEC rules and regulations;
-	receive an unqualified opinion on the effectiveness of the Company’s internal controls over financial reporting in connection with KPMG LLP’s audit of the same; and
-	have the Chief Accounting Officer accompany the Chief Executive Officer, the Chief Operating Officer and/or the Chief Financial Officer on at least four investor or lender meetings.

The Compensation Committee chose the performance targets described above to align the Annual CIP with the Company’s 2010 goals and objectives as established by management and the Board of Trustees. The Compensation Committee chose the relative weights of the performance measures based on the Compensation Committee’s desire to emphasize financial results while maintaining a focus on non-financial initiatives.

The Compensation Committee believes AFFO per share, an AFFO multiple and a fixed charge coverage ratio are appropriate and effective measures of annual Company-wide performance. The threshold level for each performance measure was set based on a level of performance that was believed to be achievable in order to motivate and retain the participating NEOs. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Compensation Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the components of the Annual CIP are met. For example, the Compensation Committee may take into account effects of items that were not foreseen or contemplated when the performance goals were set by backing out the impact of such events on the performance goals being measured.

The Compensation Committee also retains the right to exercise discretion to reduce an incentive payout to ensure that payouts from the plan produce their desired result. The use of discretion was especially important at the time the performance measures were established. At the end of 2009 and beginning of 2010, due to the level of uncertainty in the overall economy and the U.S. lodging industry, the Company’s confidence in financial performance projections was low.

Under the Annual CIP, the participating, NEOs may earn the following amounts for threshold, target and maximum performance:

	Threshold (as a % of 2010 base salary)	Target (as a % of 2010 base salary)	Maximum (as a % of 2010 base salary)
Jay H. Shah	50%	87.5%	125%
Neil H. Shah	50%	87.5%	125%
Ashish R. Parikh	25%	62.5%	100%
Michael R. Gillespie	15%	32.5%	50%

If the threshold is not achieved, the NEO could receive no Annual CIP payout.

The Company achieved the maximum level of performance for each of the company-specific performance measures under the Annual CIP as shown in the following table.

Component/Metric	Actual 2010 Performance
AFFO per share	$0.36 per share
AFFO multiple	15.1x
Fixed charge coverage ratio	1.90x

In addition, the participating NEOs satisfied each of the individual-specific performance objectives described above.  As a result, each of the participating NEOs was awarded the maximum cash bonus under the Annual CIP.  Cash bonuses in the amounts shown below were paid to the participating NEOs in March 2011:

Participating NEO	Actual Bonus Paid (March 2011)
Jay H. Shah	$656,250
Neil H. Shah	$625,000
Ashish R. Parikh	$325,000
Michael R. Gillespie	$113,750

Annual Long-Term Incentive Program for 2010 (“Annual LTIP”)

The Compensation Committee adopted the Annual LTIP for the NEOs, pursuant to which the NEOs are eligible to earn equity awards in the form of stock awards or performance share awards.  The Compensation Committee believes it is important to provide the NEOs with annual equity incentives to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of the NEOs with those of shareholders by exposing the NEOs to stock price changes during the performance and vesting periods. Awards under the Annual LTIP are both “performance based” and “time based.”

In order for half of the award to be earned, the Company must achieve certain financial performance during the performance period. The other half of the award is granted at the discretion of the Compensation Committee based on its assessment of company and individual performance without regard to pre-defined performance criteria.  If awards are earned, the common shares granted are subject to vesting over a four year period that begins on the first anniversary of the date of grant.

For 2010, the Compensation Committee established the following mix of performance measures for the Annual LTIP:

Component/Metric	Weighting
Absolute RevPAR growth	25%
Relative RevPAR growth	25%
Subjective (discretionary)	50%

The following table summarizes the threshold, target and maximum levels of performance for the Annual LTIP:

Component/Metric	Threshold	Target	Maximum
Absolute RevPAR growth	2.0%	3.0%	4.0%
Relative RevPAR growth	2010 Peer Group median – 25 basis points	2010 Peer Group median + 50 basis points	2010 Peer Group median + 75 basis points
Subjective (discretionary)	N/A	N/A	N/A

Awards under the Annual LTIP were denominated in dollars, but payable in common shares issued pursuant to the Company’s 2008 Equity Incentive Plan based on the volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2010, or $6.51 per share. The following table sets forth the potential award for each NEO pursuant to the Annual LTIP, in terms of dollar value, that each NEO was eligible to earn:

NEO	Dollar Value of Possible Equity Awards (Threshold to Maximum)
Hasu P. Shah	$225,000 to $375,000
Jay H. Shah	$600,000 to $1,000,000
Neil H. Shah	$600,000 to $1,000,000
Ashish R. Parikh	$225,000 to $375,000
Michael R. Gillespie	$71,250 to $118,750

In March 2011, the Compensation Committee determined, based on information provided by management., that the Company had achieved the maximum level of performance for each of the RevPAR-specific performance measures under the Annual LTIP. The Company’s actual 2010 performance in relation to the RevPAR performance goals is as follows:

Component/Metric	Actual 2010 Performance
Absolute RevPAR growth	13.4%
Relative RevPAR growth(1)	2010 Peer Group median + 980 basis points

(1)	Median (50th percentile) RevPAR growth for the 2010 Peer Group was 3.4% for 2010. The Company’s RevPAR growth for 2010 was 13.2%.

In assessing the subjective, discretionary element of the Annual LTIP, the Compensation Committee considered, in general, the very difficult operating environment faced by the Company at the end of 2009 and the first half of 2010, how the NEOs individually and as a group navigated the Company through one of the most difficult operating environments in the U.S. lodging industry and how the Company ended 2010 strongly.  The Compensation Committee believes that the NEOs performance in 2010 positioned the Company for anticipated growth in 2011.

         The Compensation Committee also considered the following:

•
the contributions of the NEOs in completing three public offerings of common shares in 2010, which positioned the market trading price of the common shares to increase by more than 110% during the period from January 1, 2010 to December 31, 2010;

•	the contributions of the NEOs in refinancing the Company’s primary credit facility and increase the Company’s capacity under the facility from $135 million to $250 million;

•	the contributions of the NEOs in completing the acquisition of five hotels in New York City and Washington D.C., strategic markets the Company considers critical to long-term growth; and

•	the contributions of the NEOs in reducing the Company’s overall leverage during 2010.

As a result of these contributions and the achievement of the maximum level of performance with respect to the specific performance measures established under the Annual LTIP, the Compensation Committee approved the following awards of restricted common shares for the NEOs in March 2011:

NEO	Dollar Amount of Annual LTIP Award (Maximum Performance)	Number of Restricted Common Shares Awarded(1)
Hasu P. Shah	$375,000	57,604
Jay H. Shah	$1,000,000	153,610
Neil H. Shah	$1,000,000	153,610
Ashish R. Parikh	$375,000	57,604
Michael R. Gillespie	$118,750	18,241

(1)
Determined by dividing the dollar amount of the award under the Annual LTIP at the maximum level of performance by $6.51, the per share volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2010. The restricted common shares awarded to the NEOs pursuant to the Annual LTIP vest as follows: 25% on the date of grant and 25% on December 31, 2011, 2012 and 2013.

Multi-Year, Long-Term Incentive Program (“Multi-Year LTIP”)

The Compensation Committee adopted a multi-year, long-term incentive program (“Multi-Year LTIP”) and granted awards pursuant to the program to the NEOs.  The awards pursuant to the Multi-Year LTIP consisted of agreements to award common shares where the number of shares awarded is not determined until the end of a three-year performance period.  In the case of the awards pursuant to the Multi-Year LTIP, once the awards are determined and made at the end of the three-year performance period, one-half of the awarded shares remain subject to time-based forfeiture provisions.  Pursuant to the employment agreement of each named executive officer, upon a termination without cause or a resignation for good reason within 12 months following a change of control, the Compensation Committee intends for the unearned Multi-Year LTIP awards to be automatically earned at the maximum performance level and for any common shares issuable upon settlement of Multi-Year LTIP awards to be fully vested.

The Compensation Committed adopted the multi-year LTIP because it wanted a simple and clear multi-year program based on long-term (more than one performance cycle) total shareholder return (“TSR”).  The Compensation Committee believes TSR is a common metric utilized by publicly traded REITs in multi-year equity incentive programs.  Noting that companies vary between reliance on absolute and relative TSR growth, the Compensation Committee, based on the recommendation of FPL, adopted a program that utilizes absolute and relative TSR on a mutually exclusive basis, with the absolute component having a larger overall weighting.

The Multi-Year LTIP has a three-year performance period, which commenced on January 1, 2010 and will end on December 31, 2012.  The performance goals and weighting established by the Compensation Committee are as follows:

Component/Metric	Weighting	Threshold	Target	Maximum
Absolute TSR	75%	10%	12%	14%
Relative TSR(1)	25%	Peer group median – 150 basis points	Peer group median + 50 basis points	Peer group median + 250 basis points

(1)	TSR of the Company compared to median TSR of a peer group consisting of the 2010 Peer Group and Chatham Lodging Trust, Chesapeake Lodging Trust and Pebblebrook Hotel Trust.

In the event the minimum thresholds are not met, the NEOs will not receive any awards under this plan, unless otherwise determined by the Compensation Committee.  In the event the Company outperforms the peer group on a relative TSR basis, but delivers a negative TSR return over the three-year performance period on an absolute basis, the payouts related to relative performance will be reduced by one-third.  If absolute or relative performance falls between two performance objectives (i.e., between threshold and target performance or between target and maximum performance), linear interpolation will apply and the payout will be pro rated consistent with the level of performance achieved.

The following table sets forth, in terms of dollars, the estimated future payouts under the Multi-Year LTIP:

NEO	Threshold	Target	Maximum
Hasu P. Shah	$675,000	$900,000	$1,125,000
Jay H. Shah	$1,800,000	$2,400,000	$3,000,000
Neil H. Shah	$1,800,000	$2,400,000	$3,000,000
Ashish R. Parikh	$675,000	$900,000	$1,125,000
Michael R. Gillespie	$213,750	$285,000	$356,250

Payouts under the Multi-Year LTIP are denominated in a specified dollar amount for each NEO, but, depending on the level of performance achieved, will be made with common shares awarded pursuant to a shareholder-approved equity incentive plan (if the 2012 Plan is approved by the Shareholders, the Multi-Year LTIP awards may be settled by issuing common shares pursuant to such plan; however, no common shares will be issued pursuant to the 2012 Plan, if approved by Shareholders, prior to January 1, 2012).  The actual number of shares received by the NEOs will depend on the Company’s performance over the three-year performance period.  The number of shares issuable for threshold, target and maximum performance will be determined based on the volume weighted average price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2009, or $2.82 per share.

The number of shares issuable to each of the NEOs at each level of performance is as follows:

NEO	Threshold	Target	Maximum
Hasu P. Shah	239,362	319,149	398,936
Jay H. Shah	638,298	851,064	1,063,830
Neil H. Shah	638,298	851,064	1,063,830
Ashish R. Parikh	239,362	319,145	398,936
Michael R. Gillespie	75,798	101,064	126,330

If the award is earned, half of the common shares issued, if any are issued, will be fully vested when granted following the conclusion of the three-year performance period.  The other half of the common shares issued, if any are issued, will be subject to forfeiture restrictions that will lapse on December 31, 2013.  Distributions on the common shares potentially issuable under the Multi-Year LTIP accumulate from the beginning of the performance period and will be paid in cash if and when the common shares issuable pursuant to the program vest.

Benefits

Benefits are established based upon an assessment of competitive market factors and a determination of what is required to attract and retain talent, as well as provide long-term financial security to the Company’s employees and their families.  The Compensation Committee periodically considers benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees.  The Company’s primary benefits for executive officers include participation in the Company’s health, dental and vision plans, 40l(k) plan and various insurance plans, including disability and life insurance, on the same basis as any other employee, The Company does not match employee contributions to its 401(k) plan, including contributions made by named executive officers.

Contractual Arrangements

The Company has entered into employment agreements with Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh and Michael R. Gillespie.  The terms of these employment agreements include provisions related to payments to be made to the officers for events related to changes of control of the Company.  These employment agreements are described under “Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control” below.  The Compensation Committee believes it is appropriate for the Company to have an employment agreement with the executive officers to support stable and highly competent management on a long-term basis.

In 2010, the Compensation Committee reviewed the continued suitability of the employment and change of control agreements.  The Compensation Committee determined that the agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the Board of Trustees about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control.  The change of control agreements include so-called double triggers, which mean that benefits become available to executives under the agreements only upon a change of control followed by termination of the executive without cause or resignation by the executive for good reason.  The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of executives in employment security without unduly burdening the Company or shareholder value.

Stock Ownership Guidelines

The Company’s executive officers are not formally required to achieve or maintain any particular level of stock ownership in the Company; however, Messrs. H. Shah, J. Shah and N. Shah maintain significant ownership interests in the Company’s common shares.  As of March 31, 2011, Messrs. H. Shah, J. Shah and N. Shah have an economic ownership interest in 663,382 common shares, 2,290,110 common shares and 2,263,288 common shares, respectively.

Compensation-Related Risk

The Compensation Committee oversees the compensation policies and plans for all employees. The Company’s senior management, at the request of the Compensation Committee, has assessed the Company’s compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

As part of its annual risk assessment, the Company’s senior management, with assistance from the Company’s outside counsel, analyzed whether the Company’s compensation policies and practices, including non-executive officer compensation practices, could reasonably have a material adverse effect on the Company. This assessment focused primarily on the design of the Company compensation programs and practices for executive officers and employees as it relates to the business risks that the Company faces.  Specifically, management considered the fact that employees, other than the named executive officers who participate in the executive compensation program described in this proxy statement, receive only a small percentage of their total compensation in the form of variable, performance-based compensation.  Further, performance-based compensation to executive officers is primarily in the form of equity awards, which the Company believes encourages actions for long term shareholder value, rather than short term risk-taking that could materially and adversely affect the Company’s business.  The Company’s senior management also considered the active role played by the Compensation Committee and the overall design of the executive compensation program, which the Company’s senior management believes encourages an appropriate level of risk taking, creates long-term shareholder value and avoids unnecessary or excessive levels of enterprise risk.

In addition, the Company’s senior management discussed, both internally and with the Company’s outside counsel, its assessment of the Company’s compensation practices and programs and whether those practices and programs create risks that could reasonably be expected to have a material adverse affect on the Company.  Based on its assessment, the Company’s senior management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  Upon completion of the risk assessment, the Company’s senior management reported its findings to the Compensation Committee and discussed with the Compensation Committee those findings in light of the disclosure requirements under applicable SEC rules.

2011 Executive Compensation Program

The Compensation Committee, in consultation with FPL, has conducted a comprehensive review of the Company’s executive compensation arrangements, including a comparison of compensation practices at several peer companies.  As a result of that review, on March 15, 2011, the Compensation Committee adopted the 2011 executive compensation program for the NEOs as indicated below.

Base Salary

The Compensation Committee and the independent consultant undertook a review of base salary practices at peer companies.  Based on that review, in furtherance of the Committee’s philosophy of targeting the 50th percentile of compensation practices at peer companies, and taking into consideration the Company’s recent performance, the Committee determined to increase 2011 base salaries for the NEOs by between 9.9% and 33.0% over 2010 levels.  Base salaries for 2011 for the NEOs are as follows:  Mr. Hasu Shah—$200,000 (a 33.0% increase over 2010); Mr. Jay Shah—$600,000 (a 14.3% increase over 2010); Mr. Neil Shah—$575,000 (a 15.0% increase over 2010); Mr. Parikh—$375,000 (a 15.4% increase over 2010); and Mr. Gillespie—$250,000 (a 9.9% increase over 2010).

2011 Annual Cash Incentive Program (“2011 Annual CIP”)

Except for Mr. Hasu Shah who does not participate in the Company’s annual cash bonus plan, each of the NEOs is eligible to receive a cash bonus for 2011 based upon the achievement of certain Company and individual-specific performance goals.

Consistent with the 2010 Annual CIP, 80% of the award will be based on the achievement of Company performance goals relative to Adjusted Funds From Operations ("AFFO") per share (30%), an AFFO multiple (30%) and a fixed charge coverage ratio (20%).  The final twenty percent of the award will be based on the achievement of individual-specific performance goals.  If minimum threshold goals are not met, the NEO could receive no bonus.  Minimum payouts to be made to the NEOs for achieving the performance goals range from 15% to 50% of the participating NEOs’ 2011 base salary. Maximum payouts to be made to the NEOs for achieving the maximum performance goals range from 75% to 150% of the participating NEOs’ 2011 base salary, which is an increase from the range used in the 2010 Annual CIP (50% to 125%).  The Committee retains discretion to determine the actual payout within the range established for each NEO if the Company and individual-specific performance goals are achieved for the 2011 performance year.

The possible ranges of cash bonus compensation under the 2011 Annual CIP are as follows:

NEO	Range of Possible Cash Bonus
Jay H. Shah	$300,000 to $900,000
Neil H. Shah	$287,500 to $862,500
Ashish R. Parikh	$93,750 to $468,750
Michael R. Gillespie	$37,500 to $187,500

2011 Long-Term Equity Incentives

Consistent with the 2010 program, the Compensation Committee adopted an annual long-term equity incentive plan (“2011 Annual LTIP”) for the NEOs, pursuant to which the NEOs will be eligible to earn equity awards in the form of stock awards or performance share awards.  The equity awards for 2011 will be determined and granted to the NEOs in the first quarter of 2012.  Forty percent (compared to 50% in the 2010 program) of the award will be made, subject to the sole discretion of the Committee, if the NEO is employed by the Company on the date awards are determined.  30% (compared to 25% in the 2010 program) of the award will be based on RevPAR growth in 2011 on an absolute basis.  The final 30% (compared to 25% in the 2010 program) of the award will be based on RevPAR growth in 2011 relative to a group of peer companies.  To assess RevPAR growth relative to the peer group, the peer group will comprise Ashford Hospitality Trust, DiamondRock Hospitality Co., FelCor Lodging Trust, Inc., Lasalle Hotel Properties, Inc., Strategic Hotels & Resorts, Inc., Sunstone Hotel Investors, Inc., Chatham Lodging Trust, Chesapeake Lodging Trust and Pebblebrook Hotel Trust.  All of the shares subject to these equity awards will be granted subject to time-based forfeiture restrictions that will lapse over a four-year period.

The equity awards for 2011 will be made pursuant to the Company’s 2008 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.  The equity awards for 2011 will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2011.  The following table sets forth the potential equity awards for 2010, in terms of dollar value, that each NEO may earn:

NEO	Dollar Value of Possible Equity Awards
Hasu P. Shah	$240,000 to $400,000
Jay H. Shah	$750,000 to $1,250,000
Neil H. Shah	$750,000 to $1,250,000
Ashish R. Parikh	$260,000 to $430,000
Michael R. Gillespie	$95,000 to $160,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Trustees that it be included in this proxy statement.

COMPENSATION COMMITTEE,

Thomas J. Hutchison III (Chair)
Thomas S. Capello
Dianna F. Morgan
April 18, 2011	John M. Sabin

EXECUTIVE COMPENSATION

Summary Compensation Table for 2010

The following table presents information relating to total compensation of the named executive officers for the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

Hasu P. Shah	2010	$150,000	$344,472	$-	$5,362	$499,834
Chairman of the Board of Trustees	2009	150,000	234,900	-	11,893	396,793
	2008	150,000	228,825	-	14,750	393,574

Jay H. Shah	2010	$525,000	$1,486,109	$656,250	$4,330	$2,671,689
Chief Executive Officer	2009	446,250	861,539	446,250	16,972	1,771,011
	2008	425,000	915,299	411,000	3,980	1,755,279

Neil H. Shah	2010	$500,000	$1,486,109	$625,000	$17,540	$2,628,649
President and Chief Operating Officer	2009	420,000	861,539	420,000	28,896	1,730,434
	2008	400,000	915,299	388,000	14,698	1,717,997

Ashish R. Parikh	2010	$325,000	$413,004	$325,000	$17,540	$1,080,544
Chief Financial Officer	2009	288,750	440,454	288,750	16,593	1,034,547
	2008	275,000	366,120	220,000	15,187	876,307

Michael R. Gillespie	2010	$227,500	$143,350	$113,750	$17,540	$502,140
Chief Accounting Officer	2009	202,125	102,777	101,063	16,593	422,558
	2008	192,500	68,647	67,375	14,590	343,113
______________

(1)            The amounts in the “Stock Awards” for 2010 reflect the aggregate grant date fair value of common shares, some of which are subject to time-based forfeiture restrictions, issued to the named executive officers in March 2011 pursuant to the Annual LTIP following completion of the one-year performance period.  The aggregate grant date fair value of these stock awards has been computed in accordance with FASB ASC Topic 718.  These amounts are based on the maximum level of performance established by the Compensation Committee, which the Compensation Committee determined had been achieved.  The performance levels are described in “Compensation Discussion and Analysis— Components of Executive Compensation.” The aggregate grant date fair value of these awards was determined by multiplying the number of shares granted to the named executive officer by $5.98, the closing price of the Company’s common shares on the NYSE on March 30, 2011.

Also included in “Stock Awards” for 2010 is the aggregate grant date fair value of common shares issued to the named executive officers, other than Mr. Hasu Shah, during 2010 under performance share awards approved by the Compensation Committee on August 5, 2009.  At the discretion of the Compensation Committee, a total of 86,666 common shares were granted at the end of the measurement period as permitted under the program.  The aggregate grant date fair value of the common shares issued upon settlement of the discretionary performance share awards was $171,332 for Mr. Jay Shah, $171,332 for Mr. Neil Shah, $68,532 for Mr. Parikh, and $34,268 for Mr. Gillespie. The aggregate grant date fair value of these awards was determined by multiplying the number of shares granted to the named executive officer by $5.14, the closing price of the Company’s common shares on the NYSE on September 13, 2010.

Also included in “Stock Awards” for 2010 is the aggregate grant date fair value of common shares, some of which are subject to time-based forfeiture restrictions, issued on June 1, 2010 to Mr. Jay Shah and Mr. Neil Shah, which has been computed in accordance with FASB ASC Topic 718.  The aggregate grant date fair value was determined by multiplying the number of shares granted to the named executive officer by $4.63, the closing price of the Company’s common shares on the NYSE on June 1, 2010.  The aggregate grant date fair value of these common shares issued was $396,189 for Mr. Jay Shah, $396,189 for Mr. Neil Shah.

                The amounts in “Stock Awards” for 2010 exclude the aggregate grant date fair value of the right to receive common shares following completion of the three-year performance period under the Multi-Year LTIP.  The aggregate grant date fair value of the right to receive equity awards under the Multi-Year LTIP was $1,524,028 for Mr. Hasu Shah, $4,064,070 for Mr. Jay Shah, $4,064,070 for Mr. Neil Shah, $1,524,028 for Mr. Parikh and $482,609 for Mr. Gillespie.  These amounts are based on the probable outcome of the performance conditions established by the Compensation Committee in May 2010, which are described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, and assumes the maximum level of performance has been achieved for the Multi-Year LTIP.  If the aggregate grant date fair value of the right to receive common shares under the Multi-Year LTIP, calculated in accordance with FASB ASC 718, had been included in the “Stock Awards” column for 2010, the amounts in the “Stock Awards” and “Total” columns for 2010 for the named executive officers would have been as follows:

Name	Stock Awards	Total
Hasu P. Shah	$1,524,028	$2,023,862
Jay H. Shah	4,064,070	6,735,759
Neil H. Shah	4,064,070	6,692,719
Ashish R. Parikh	1,524,028	2,604,572
Michael R. Gillespie	482,609	984,749

For a discussion of the assumptions used in determining the grant date fair value of the right to receive equity awards under the Multi-Year LTIP, see Note 9 (“Share-Based Payments”) to the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010.

As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the Company does not grant equity awards under the Annual LTIP or the Multi-Year LTIP until the applicable performance period has been completed and the actual level of performance achieved has been determined.  The performance period under the Annual LTIP began on January 1, 2010 and was completed on December 31, 2010.  On March 16, 2011, the Compensation Committee determined that the named executive officers had achieved the maximum level of performance under the Annual LTIP and awarded an aggregate of 440,669 restricted common shares to the named executive officers.  The performance period under the Multi-Year LTIP began on January 1, 2010 and will not be completed until December 31, 2012.  The Compensation Committee intends to determine the actual level of performance under the Multi-Year LTIP during the first quarter of 2013.  Estimated future payouts under the Company’s Multi-Year LTIP appear under the column “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table for 2010.

(2)           As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the amounts in the “Non-Equity Incentive Plan Compensation” column for 2010 represent the actual amounts paid to the named executive officers other than Mr. Hasu Shah pursuant to the Company’s Annual CIP for 2010.  These amounts were paid to the named executive officers other than Mr. Hasu Shah in March 2011 after the performance period had been completed and the actual level of performance had been determined.  The estimated possible payouts under this program appear under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table.

(3)            Includes insurance premiums paid by the Company for medical, dental and life insurance benefits.

Grants of Plan-Based Awards Table for 2010

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2010.  For more information regarding grants of plan-based awards, see “Compensation Discussion and Analysis” above.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
	Type of Award (1)	GrantDate	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock (4)	Awards (5)
Name			($)	($)	($)	($)	($)	($)	(#)	($)

Hasu P. Shah	ALTIP	5/7/2010				225,000	300,000	375,000		344,472
	MYLTIP	5/7/2010				675,000	900,000	1,125,000		1,524,028

Jay H. Shah	ACIP	5/7/2010	262,500	459,375	656,250
	ALTIP	5/7/2010				600,000	800,000	1,000,000		918,588
	MYLTIP	5/7/2010				1,800,000	2,400,000	3,000,000		4,064,070
	Restricted Shares	6/1/2010							85,570	396,189

Neil H. Shah	ACIP	5/7/2010	250,000	437,500	625,000
	ALTIP	5/7/2010				600,000	800,000	1,000,000		918,588
	MYLTIP	5/7/2010				1,800,000	2,400,000	3,000,000		4,064,070
	Restricted Shares	6/1/2010							85,570	396,189

Ashish R. Parikh	ACIP	5/7/2010	81,251	203,125	325,000
	ALTIP	5/7/2010				225,000	300,000	375,000		344,472
	MYLTIP	5/7/2010				675,000	900,000	1,125,000		1,524,028

Michael R. Gillespie	ACIP	5/7/2010	34,125	73,938	113,750
	ALTIP	5/7/2010				71,250	95,000	118,750		109,081
	MYLTIP	5/7/2010				213,750	285,000	356,250		482,609

_______________

(1)           Type of award:
ACIP—Annual CIP for 2010
ALTIP—Annual LTIP for 2010
MYLTIP—Multi-Year LTIP
Restricted Shares—grant of common shares, some of which are subject to time-based forfeiture restrictions

(2)           Represents the range of potential cash payouts to be made to the named executive officers other than Mr. Hasu Shah pursuant to the Company’s Annual CIP.  Under this program, cash payments were made to Messrs. Jay Shah, Neil Shah, Parikh and Gillespie in March 2011 in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)           Awards pursuant to the Annual LTIP are denominated in dollars, but are payable in common shares based on the volume-weighted average price of the common shares for the 20 trading days prior to and including December 31, 2010, as reported by the NYSE, or $6.51 per share.  On March 30, 2011, the Company issued an aggregate of 440,669 restricted common shares to the named executive officers pursuant to the Annual LTIP.  The restricted common shares were issued pursuant to the Company’s 2008 Equity Incentive Plan and are subject to time-based forfeiture restrictions which lapse over the following schedule: 25% upon issuance and 25% on December 31, 2011, 2012, and 2013.

Awards pursuant to the Company’s Multi-Year LTIP are denominated in dollars, but are payable in common shares based on the volume-weighted average price of the  common shares for the 20 trading days prior to and including December 31, 2009, as reported by the NYSE, or $2.82 per share.

(4)	Represents restricted common shares granted to the named executive officers under the Company’s 2008 Equity Incentive Plan.

(5)           For the Annual LTIP, amount represents the aggregate fair value of the common shares and restricted common shares on the date of issuance, or $5.98 per share, at the maximum level of performance.  For Multi-Year LTIP, amount represents the aggregate grant date fair value of the right to receive common shares.  Fair value of these awards has been computed in accordance with FASB ASC Topic 718. For the restricted share awards, amount was determined by multiplying the number of shares granted to the named executive officer by $4.63, the closing price of the Company’s common shares on the NYSE on the grant date. See Footnote 1 to the Summary Compensation Table for 2010 for more information.

Outstanding Equity Awards at Fiscal Year-End Table for 2010

The following table presents information concerning outstanding equity awards as of the end of the fiscal year ended December 31, 2010.

Stock Awards
		Time Vested Awards		Equity Incentive Plan Awards
NEO	Award Type	Number of Shares That Have Not Vested (#) (1)	Market Value of Shares That Have Not Vested ($)(2)	Number of Unearned Shares That Have Not Vested (#)	Payout Value of Unearned Shares That Have Not Vested ($)

Hasu P. Shah	Time Vest	77,760	$513,216
	ALTIP			57,604(3)	$380,186(4)
	MYLTIP			239,690(5)	$1,581,954(6)

Jay H. Shah	Time Vest	323,532	$2,135,311
	ALTIP			153,610(3)	$1,013,826(4)
	MYLTIP			639,172(5)	$4,218,535(6)

Neil H. Shah	Time Vest	323,532	$2,135,311
	ALTIP			153,610(3)	$1,013,826(4)
	MYLTIP			639,172(5)	$4,218,535(6)

Ashish R. Parikh	Time Vest	129,413	$854,126
	ALTIP			57,604(3)	$380,186(4)
	MYLTIP			239,690(5)	$1,581,954(6)

Michael R. Gillespie	Time Vest	24,266	$160,156
	ALTIP			18,241(3)	$120,391(4)
	MYLTIP			75,902(5)	$500,953(6)
_______________

(1)
Represents restricted common shares awarded to the named executive officers on June 1, 2007, June 1, 2008 and June 1, 2009.  These restricted common shares vest 25% each year beginning on the first anniversary of the grant date.  On June 1, 2011, a total of 351,769 restricted common shares will vest.  On June 1, 2012, a total of 298,125 restricted common shares will vest.  On June 1, 2013, a total of 228,609 restricted common shares will vest.

(2)	Calculated by multiplying the number of unvested restricted common shares as of December 31, 2010 by $6.60, which was the closing market price of the Company’s common shares on that date.

(3)
Represents the number of common shares issuable pursuant to the Annual LTIP based on achieving maximum performance goals established by the Compensation Committee. On March 30, 2011, the Company granted a total of 440,669 common shares to the named executive officers pursuant to this program of which 25%, or 110,166 shares, vested immediately upon issuance. The remaining common shares issued are restricted and vest 25%, or 110,168, on December 31, 2011, 25%, or 110,166, on December 31, 2012, 25%, or 110,168, on December 31, 2013.

(4)
Calculated by multiplying the number of common shares and restricted common shares issuable pursuant to the Annual LTIP based on achieving maximum performance goals established by the Compensation Committee by $6.60, which was the closing market price of the Company’s common shares on December 31, 2010.  As discussed elsewhere in this proxy statement, the maximum number of common shares were issued on March 30, 2011.  Actual closing market price of the Company’s common shares on March 30, 2011, the date the common shares and restricted common shares were issued under the Annual LTIP, was $5.98 per share.

(5)
Represents the number of common shares issuable pursuant to the Multi-Year LTIP based on achieving threshold performance goals established by the Compensation Committee.  The common shares will be issued, if earned, in the first quarter of 2013.

(6)
Calculated by multiplying the number of common shares issuable pursuant to the Multi-Year LTIP based on achieving threshold performance goals established by the Compensation Committee by $6.60, which was the closing market price of the Company’s common shares on December 31, 2010.  The aggregate grant date fair value of the right to receive equity awards under the Multi-Year LTIP, calculated in accordance with FASB ASC 718, was $1,524,028 for Mr. Hasu Shah, $4,064,070 for Mr. Jay Shah, $4,064,070 for Mr. Neil Shah, $1,524,028 for Mr. Parikh and $482,609 for Mr. Gillespie.

Option Exercises and Stock Vested Table for 2010

The following table presents information concerning restricted common shares and performance share awards that vested or were earned for each of the named executive officers during the fiscal year ended December 31, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hasu P. Shah	30,966	$143,511(2)
Jay H. Shah	233,568	$1,100,257(3)
Neil H. Shah	232,818	$1,096,785(4)
Ashish R. Parikh	92,740	$436,921(5)
Michael R. Gillespie	29,934	$142,362(6)

(1)
Represents the aggregate dollar amount realized upon the vesting of restricted common shares and performance shares.  This amount has been calculated by multiplying the number of vested common shares, including vested common shares issued upon the settlement of performance shares that have been earned, by the closing price of the     Company’s common shares on the NYSE on the vesting date.

(2)	Represents the vesting of 30,966 restricted common shares on June 1, 2010.

(3)
Represents the vesting of 138,985 restricted common shares on June 1, 2010, the settlement of 31,250 performance shares on March 16, 2010, the settlement of 30,000 performance shares on May 18, 2010 and the settlement of 33,333 performance shares on September 13, 2010.

(4)
Represents the vesting of 138,235 restricted common shares on June 1, 2010, the settlement of 31,250 performance shares on March 16, 2010, the settlement of 30,000 performance shares on May 18, 2010 and the settlement of 33,333 performance shares on September 13, 2010.

(5)
Represents the vesting of 54,907 restricted common shares on June 1, 2010, the settlement of 12,500 performance shares on March 16, 2010, the settlement of 12,000performance shares on May 18, 2010 and the settlement of 13,333 performance shares on September 13, 2010.

(6)
Represents the vesting of 11,017 restricted common shares on June 1, 2010, the settlement of 6,250 performance shares on March 16, 2010, the settlement of 6,000performance shares on May 18, 2010 and the settlement of 6,667 performance shares on September 13, 2010.

Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control

The Company has entered into amended and restated employment agreements with Hasu P. Shah (Chairman of the Board), Jay H. Shah (Chief Executive Officer), Neil H. Shah (President and Chief Operating Officer), Ashish R. Parikh (Chief Financial Officer) and Michael R. Gillespie (Chief Accounting Officer).  Neither the Company nor the executive officers has given notice of non-renewal of the applicable agreement, and the employment agreements with each of these named executive officers will continue until terminated in accordance with their terms.

Each employment agreement provides for the payment of a minimum annual base salary to the executive officer, subject to any increase approved by the Board of Trustees.  In addition, each executive officer is eligible to receive other incentive compensation, including but not limited to, grants of stock options or shares of stock.  Each of the employment agreements also contains certain confidentiality, non-competition and non-recruitment provisions.

Each of the employment agreements provides for cash payments and the provision of other benefits to the executive officer upon the occurrence of certain triggers.  These triggers include the executive officer’s voluntary termination, the executive officer’s termination without cause (other than a termination without cause during the 12-month period following a change of control), the executive officer’s termination with cause, the executive officer’s death or disability and the executive officer’s termination without cause or resignation for good reason within 12 months of a change of control.

The following tables set forth the total cost that the Company would have incurred and the payments the named executive officers would have received if they were terminated as of December 31, 2010 under the terms of the employment agreements:

Voluntary Termination/Termination With Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#)	Value of Shares to Vest Upon Termination ($)	Cost of 280G Gross Up ($)	Total Cost of Termination ($)
Hasu P. Shah	$-	$-	N/A	N/A	N/A	$0
Jay H. Shah	$-	$-	N/A	N/A	N/A	$0
Neil H. Shah	$-	$-	N/A	N/A	N/A	$0
Ashish R. Parikh	$-	$-	N/A	N/A	N/A	$0
Michael R. Gillespie	$-	$-	N/A	N/A	N/A	$0

_____________

(1)
Each employment agreement provides that if the executive officer ceases being an employee of the Company on account of the executive officer’s voluntary termination or the executive officer’s termination with cause, the executive officer will not be entitled to any compensation after the effective date of the voluntary termination or termination with cause (except base salary and vacation accrued but unpaid on the effective date of such event).

Death or Disability

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#)	Value of Shares to Vest Upon Termination ($)	Cost of 280G Gross Up ($)	Total Cost of Termination ($)
Hasu P. Shah	$12,500	$-	N/A	N/A	N/A	$12,500
Jay H. Shah	$43,750	$-	N/A	N/A	N/A	$43,750
Neil H. Shah	$41,667	$-	N/A	N/A	N/A	$41,667
Ashish R. Parikh	$27,083	$-	N/A	N/A	N/A	$27,083
Michael R. Gillespie	$18,958	$-	N/A	N/A	N/A	$18,958

_______________

(1)
Each employment agreement provides that in the event of the death or disability of the executive officer, the Company will continue to pay the executive officer or his heirs, devisees, executors, legatees or personal representatives, as appropriate, the executive officer’s base salary then in effect through the month following the month in which such event occurs plus vacation accrued but unpaid as of the termination date.

Termination without Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#) (2)	Value of Shares to Vest Upon Termination ($) (3)	Cost of 280G Gross Up ($)	Total Cost of Termination ($)
Hasu P. Shah	$150,000	$-	534,847	$3,529,990	N/A	$3,679,990
Jay H. Shah	$525,000	$-	1,542,429	$10,180,031	N/A	$10,705,031
Neil H. Shah	$500,000	$-	1,542,429	$10,180,031	N/A	$10,680,031
Ashish R. Parikh	$325,000	$-	586,500	$3,870,900	N/A	$4,195,900
Michael R. Gillespie	$227,500	$-	169,010	$1,115,466	N/A	$1,342,966
_______________

(1)
Each employment agreement provides that upon a termination without cause (other than a termination without cause during the 12-month period following a change of control), the Company will make a lump sum payment to the executive officer within ten days after such termination equal to the sum of:  (1) the executive officer’s accrued but unused vacation to the date of termination, plus (2) the amount of the executive officer’s monthly base salary then in effect for the lesser of 12 months or the number of months (including a fractional month) remaining in the term of the employment agreement.

(2)
Represents the sum of the number of unvested restricted common shares, the number of common shares issuable pursuant to the Annual LTIP based on achieving maximum performance goals established by the Compensation Committee, and the number of common shares issuable upon settlement of unearned performance-based awards made pursuant to the Multi-Year LTIP based on achieving maximum performance goals established by the Compensation Committee.

(3)
Calculated by multiplying the number of unvested restricted common shares and unearned performance share awards as of December 31, 2010 by $6.60, which was the closing market price of the Company’s common shares on that date.

Termination without Cause / Resignation for Good Reason (Following a Change in Control)

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($) (1)	Number of Shares to Vest Upon Termination (#)	Value of Shares to Vest Upon Termination ($) (1)(2)	Cost of 280G Gross Up ($) (3)	Total Cost of Termination ($)
Hasu P. Shah	$1,060,373	$17,839	534,847	$3,529,990	$1,807,782	$6,415,984
Jay H. Shah	$8,780,304	$2,289	1,542,429	$10,180,031	$7,663,402	$26,626,027
Neil H. Shah	$6,416,478	$23,954	1,542,429	$10,180,031	$6,541,141	$23,161,605
Ashish R. Parikh	$2,060,373	$24,754	586,500	$3,870,900	$2,217,514	$8,173,541
Michael R. Gillespie	$461,641	$24,754	169,010	$1,115,466	$587,165	$2,189,025
_______________

(1)
Each employment agreement provides that upon a termination without cause or a resignation for good reason within 12 months following a change of control, the Company will fully vest the executive officer in any outstanding share awards and stock options, including the right to receive common shares under the Multi-Year LTIP at the maximum performance level, that have not previously vested or become exercisable.  In addition, the Company will pay to the executive officer, in a lump sum, the following:

●	the executive officer’s base salary and expenses reimbursable, each through the date of the termination;

●
a change of control bonus equal to a multiple of the sum of:  (i) the executive officer’s then annual base salary, (ii) the maximum annual bonus that the executive officer could earn for the year that includes the date of termination (or if no maximum bonus amount has been set, the executive officer’s target bonus for that year) and (iii) the fair market value (determined as of the date of the change of control) of the share award(s) received by the executive officer for the year that includes the date of termination (or if no share awards were made in that year, the next preceding year in which the effected executive officer received a share award).  For purposes of calculating the change of control bonus, the following multiples apply:  Hasu P. Shah–2x; Jay H Shah–4x; Neil H. Shah–3x; Ashish R. Parikh–2x; and Michael R. Gillespie–1x; and

●	the executive officer’s insurance benefits for a period of 18 months after termination.

The change of control bonus was calculated for each named executive officer by taking the sum of (i) each executive’s 2010 annual base salary, (ii) the maximum annual bonus for 2010 (which equaled the cash bonus paid in March of 2011 to the executives pursuant to the 2010 Annual CIP), and (iii) the fair value of the maximum number of common shares issuable under the 2010 Annual LTIP (which were issued in March 2011), and multiplying that sum by each named executive officer’s defined multiple.  The fair value of the maximum number of common shares issuable under the 2010 Annual LTIP was based on a per share value of $6.60, which was the closing market price of the Company’s common shares on December 31, 2010.

For purposes of calculating the change in control cash bonus, the fair market value of the share awards received by the executive officers in 2010 excludes the fair market value of the maximum number of common shares potentially issuable in the first quarter of 2013 to the executives pursuant to awards made in 2010 under the Company’s Multi-Year LTIP.  In addition, the fair market value of unvested restricted common shares granted to Mr. Jay Shah and Mr. Neil Shah on June 1, 2010 has not been included in the calculation of the change in control bonus payable to these executives.  Although these share awards were granted to Mr. Jay Shah and Mr. Neil Shah in 2010, the awards were approved by the Compensation Committee in January 2009 and were not issued at the time of approval as a result of limitations in the Company’s 2008 Equity Incentive Plan.

(2)	Calculated by multiplying the number of shares to vest upon termination as of December 31, 2010 by $6.60, which was the closing market price of the Company’s commonshares on that date.

(3)
The benefits payable to the named executive officers on account of a change in control, including on account of a termination without cause or resignation with good reason, within 12 months after a change in control, could constitute excess parachute payments under Section 280G the Code.  A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and the Company would not be permitted to claim a federal income tax deduction for a portion of the parachute payments.  The amended and restated employment agreements between the Company and each of the named executive officers provides that the Company will indemnify the executive for any parachute payment excise tax liability (which would include the Company’s payment of the excise tax liability as well as the income, excise tax and employment tax liability attributable to payment of the excise tax liability).  The calculations of the cost of the 280G gross up payment in this column assume the following:  (i) the change in control occurs on December 31, 2010; (ii) the last reported closing price of the Company’s common shares on the NYSE is $6.60 per share, which was the closing price on December 31, 2010; (iii) the named executive officers shown above are “disqualified individuals” and subject to the “excess parachute payment” rules under Section 280G of the Code; (iv) each of the named executive officers is terminated without cause or resigns with good reason on December 31, 2010; and (v) the following tax rates apply:  a federal income tax rate of 35%, a parachute excise tax rate of 20%, an employment tax rate of 1.45% (i.e., the Medicare component of the employment tax) and a Pennsylvania state income tax rate of 3.07%.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Trustees or any of its committees. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” the Company seeks to maintain an executive compensation program that is directly tied to maximizing long-term shareholder value.  To achieve this goal, the three primary tenants of the Company’s executive compensation philosophy are:

•	align compensation structure with business growth strategies;

•	pay for performance; and

•	pay competitively to attract, motivate and retain talented executives.

To ensure our the Company’s executive compensation program was structured accordingly, at the outset of 2010, the Compensation Committee retained FPL Associates L.P. (“FPL”) as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies.  To analyze the competiveness of the Company’s executive compensation program, the Compensation Committee focused on a group of the six most similar publicly traded hotel REITs.  The Compensation Committee enlarged that group by adding three newly publicly traded hotel REITs later in the year.  Seeking to compensate the NEOs at approximately the median (50th percentile) of the peer group companies, and to achieve the compensation goals describe above, the Compensation Committee implemented the following changes:

•
Developed a performance based cash bonus plan tied 80% to achievement of key financial metrics, tied to earnings and balance sheet strength, and 20% to each executive’s specific performance goals.  Target awards under the plan were geared toward the median of the peer group companies.

•	Developed one year and multi-year long term incentive plans that are both performance and service based with target awards tied to the median of the peer group companies.

•	Based the awards under the one year long term incentive plan 50% on RevPAR growth (both absolute and relative to our peer).

•
Based awards under the multi year long term incentive plan 100% on total shareholder return (TSR), 75% of which is based on the Company’s absolute TSR over a three year performance period and the remainder of which is focused on the Company’s TSR over  a three year performance period relative to the peer group.

•	Set base salary for all NEOs except for one below the median salary for the comparable position in the peer group companies.

         At the outset of 2010, the Compensation Committee believed this was the right compensation structure to incentivize the NEOs to drive performance and shareholder return at a pivotal time for the Company.  In hindsight, the Company achieved all the objectives and more.

2010 was a transformative year for the Company and the lodging fundamentals in the markets in which the Company is focused.  2009 produced one of the largest RevPAR declines ever in the modern lodging industry, and the economic recession and turmoil in the financial markets caused a decline in lodging fundamentals not seen since the Great Depression.  During 2010, the Company’s management took steps to better position the Company and its portfolio to take advantage of the anticipated economic recovery.  As a result of management’s efforts during 2010, the Company accessed the equity capital markets three times, raising a total of approximately $440 million in gross proceeds from sales of common shares.  Management also engineered a refinancing of the Company’s primary credit facility with a syndicate of eleven major financial institutions, expanding the facility from $135 million to $250 million of total capacity and extending the maturity into late 2013.  Management also repositioned the Company’s portfolio to focus more on high barrier to entry and major urban markets—New York, Boston and Washington D.C. in particular—which the Company believes will lead the broader economic recovery and the lodging industry recovery in particular.  Management also caused the Company to begin renovations programs at nine properties, accelerating those projects in core markets in an effort to take advantage of what is expected to be stronger market conditions and operating fundamentals later in 2011.

        These efforts to improve the Company’s overall capitalization and reposition the Company’s portfolio have already shown results.  During 2010, the Company:

•	grew occupancy by 3.3 percentage points;

•	grew ADR by 8.0%;

•	grew RevPAR by 13.2% across the consolidated hotel portfolio, which outpaced the median RevPAR growth of the peer group by nearly 1000 basis points;

•	grew AFFO from approximately $34 million to $52 million;

•	improved the Company’s fixed charge coverage ratio from 1.70x to 1.90x; and

•	reduced the Company’s overall leverage ratio from a Debt to EBITDA ration of 9.1x to 6.6x.

As a result of these achievements, the Company’s TSR for 2010 was approximately 118%, which exceeded the median TSR for 2010 for the peer group by approximately 49 basis points, or 71%.  As described in more detail under “Compensation Discussion and Analysis,” the Company overwhelmingly achieved the performance metrics set by the Compensation Committee, and each NEO achieved his personal performance objectives.  As a result, more than 77% of the actual total compensation paid to the NEOs for 2010 was performance based, and more than 54% of the actual total compensation paid to the NEOs for 2010 was in the form of equity awards.

For these reasons and others, the Board of Trustees believes the Company’s executive compensation program is meeting the objectives of the program—the NEOs are driving the Company’s key performance metrics and providing outsized TRS to the Company’s shareholders.  Accordingly, the Board of Trustees unanimously recommends that you vote FOR the following resolution on executive compensation:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of the company’s named executive officers as disclosed in this proxy statement.

PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of the Company’s named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC Commission.

Shareholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

The Board of Trustees has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore the Board of Trustees recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board of Trustees considered how an advisory vote at this frequency will provide shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of the Company’s long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit shareholders to observe and evaluate the impact of any changes to executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Trustees or any of its committees. The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from shareholders as to their preferences on the frequency of an advisory vote on executive compensation.  The Board of Trustees and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Trustees may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Trustees.

The Board of Trustees unanimously recommends a vote for the option of “ONCE EVERY THREE YEARS” as the preferred frequency for advisory votes on executive compensation.

PROPOSAL FOUR
APPROVAL OF 2012 EQUITY INCENTIVE PLAN
Background to the Proposal

The Company currently has in effect the 2008 Equity Incentive Plan.  The 2008 Equity Incentive Plan was approved by shareholders on May 22, 2008.  An amendment to the 2008 Equity Incentive Plan was approved by shareholders on May 19, 2010.  The 2008 Equity Incentive Plan (as amended, the “2008 Plan”) authorizes the grant of options to purchase common shares, stock appreciation rights, stock awards, performance shares and incentive awards.

The Board of Trustees believes that the 2008 Plan has benefited the Company by assisting in recruiting and retaining the services of individuals with ability and initiative and enabling such individuals to participate in the future success of the Company and by associating the interests of such individuals with the interests of the Company and its shareholders.

Approximately 722,530 common shares remain available for issuance under the 2008 Plan.  In order to continue the ability to provide the incentive compensation opportunities available under the 2008 Plan, the Board of Trustees, on April 13, 2011, adopted the 2012 Equity Incentive Plan (the “2012 Plan”), subject to the approval of shareholders.  The Board of Trustees believes that the 2012 Plan will continue to benefit the Company in the same manner as the 2008 Plan.

If the 2012 Equity Incentive Plan is approved by shareholders, no additional awards will be made under the 2008 Plan on or after January 1, 2012.  Outstanding awards previously granted under the 2008 Plan will remain in effect subject to their original terms.

Summary of the 2012 Plan

The summary of the 2012 Plan appearing below is qualified in its entirety by the actual terms of the 2012 Plan, a complete copy of which is attached to this proxy statement as Appendix A and incorporated by reference herein. As used in this summary, the term “Award” means an option, stock appreciation right, stock award, performance share award or incentive award granted under the 2012 Plan.  Notwithstanding the adoption of the 2012 Plan by the Board of Trustees and its approval by shareholders, no Award may be granted, and no common shares may be issued, pursuant to the 2012 Plan before January 1, 2012.

Administration

The 2012 plan will be administered by the Compensation Committee of the Board of Trustees. The Compensation Committee will have authority to grant stock awards, performance shares, incentive awards, options and stock appreciation rights and to settle LTIP awards, each as described under “—Awards” below, upon such terms (not inconsistent with the 2012 Plan) as the Compensation Committee may consider appropriate.  The Compensation Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Compensation Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility

Any employee of the Company, the Operating Partnership or an affiliate (as defined in the 2012 Plan), any member of the Board of Trustees and any person that provides services to the Company, the Operating Partnership or an affiliate, including, but not limited to, employees of Hersha Hospitality Management Limited Partnership, is eligible to participate in the 2012 Plan.  Persons that provide services to the Company, the Operating Partnership or an affiliate are eligible to participate in the 2012 Plan if the Compensation Committee, in its sole discretion, determines that any such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company and its subsidiaries, including the Operating Partnership.

Share Authorization

The maximum aggregate number of common shares that may be issued under the 2012 Plan pursuant to the exercise of options and stock appreciation rights and the grant of stock awards and the settlement of performance shares, dividend equivalents and LTIP awards is 10,000,000 shares. The maximum aggregate number of common shares that may be issued under the 2012 Plan as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards is 10,000,000 shares.  The maximum aggregate number of common shares that may be issued under the 2012 Plan to any participant is 5,000,000 shares.

The maximum aggregate number of common shares that may be issued under the 2012 Plan, the maximum aggregate number of common shares that may be issued as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards and the maximum aggregate number of common shares that may be issued to any participant will be subject to adjustment as the Board of Trustees determines is appropriate in the event of a stock dividend, stock split, reclassification of common shares or similar events.

If an Award is terminated or forfeited, in whole or in part, the number of common shares subject to the terminated or forfeited part of the Award will be reallocated and will again be available for other Awards that may be granted under the 2012 Plan.

If stock appreciation rights are exercised and settled, in whole or in part, with common shares, then the maximum aggregate number of common shares that may be issued under the 2012 Plan will be reduced by the number of stock appreciation rights exercised rather than the number of common shares issued in settlement of the stock appreciation rights.

If common shares are surrendered, exchanged, withheld or otherwise used to pay the exercise price of an option or to satisfy tax withholding obligations, the number of common shares surrendered, exchanged, withheld or otherwise used for that purpose will not be available or reallocated to other Awards that may be granted under the 2012 Plan.

Awards

Options.  The administrator will select the participants who are granted options and, consistent with the terms of the 2012 Plan, will prescribe the terms of each option. The option price cannot be less than the fair market value of the common shares on the date the option is granted and, except in the case of stock splits, stock dividends and similar changes in capitalization, the option price cannot be reduced after an option is granted without the approval of shareholders. The option price may be paid in cash or, with the administrator’s consent, by surrendering common shares, or by a combination of cash and common shares. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of options (other than incentive stock options) to members of the participant's immediate family, a family trust or a family partnership.  No participant will have any rights as a shareholder with respect to the common shares subject to an option until the date that the option is exercised.

Stock Awards.  The administrator also will select the participants who are granted stock awards and, consistent with the terms of the 2012 Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to, among others, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, revenue per available room, peer shareholder returns or total shareholder return, as the administrator may designate.  A participant will have all the rights of a shareholder with respect to a stock award except that (i) if the stock award will vest and become transferable upon achieving performance objectives, any dividends paid on the common shares subject to the stock award will be accumulated and paid when and to the extent that the stock award vests and becomes transferable, (ii) the participant may not sell or transfer the shares granted pursuant to a stock award prior to the date the common shares become vested and transferable, (iii) the Company will retain custody of the certificate evidencing the common shares until the stock award is vested and transferable and (iv) the participant will give the Company his stock power, endorsed in blank, with respect to each stock award.

Performance Shares.  The 2012 Plan also authorizes the grant of performance shares, which represent the right to receive a future payment, based on the value of the common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include a requirement that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, peer shareholder returns, revenue per available room or total shareholder return as the administrator may designate. Performance shares may be granted with dividend equivalent rights, i.e., the right to receive cash, shares or other property in amounts equal to the cash, shares or other property declared as dividends on common shares. The amount of dividend equivalents will be accumulated and paid when and to the extent that the performance shares are earned and payable. To the extent that a performance share award and any dividend equivalents are earned, they may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to performance shares or dividend equivalents until and to the extent that the performance shares are earned and settled in common shares.

Stock Appreciation Rights.  The administrator also will select the participants who receive stock appreciation rights under the 2012 Plan.  A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise of the stock appreciation right exceeds the fair market value of a common share on the date the stock appreciation right was granted.  A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to stock appreciation rights until the date that the stock appreciation rights are exercised and then only to the extent that they are settled in common shares.  For purposes of the individual participant grant limit an option and corresponding stock appreciation right will be treated as a single award.

Incentive Awards.  The 2012 Plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value of the common shares, volume-weighted average price per common share, appreciation in the value of the common shares, peer shareholder returns, revenue per available room or total shareholder return, as the administrator may designate. The period in which performance is measured will be at least one year. No participant may receive an incentive award payment under the 2012 Plan in any calendar year that exceeds the product of (i) $100,000 times (ii) the number of whole months in the performance period.

LTIP Awards.  As noted above, common shares may be issued under the 2012 Plan in settlement of LTIP awards approved by the Compensation Committee before 2012, including the multi-year LTIP awards approved by the Compensation Committee in May 2010 and the annual LTIP awards approved by the Compensation Committee in March 2011 for Messrs. Hasu Shah, Jay Shah, Neil Shah, Parikh and Gillespie.

The multi-year LTIP awards approved by the Compensation Committee in May 2010, to the extent earned, will be settled in common shares if the 2012 Plan is approved by shareholders.  The maximum number of common shares that may be issued pursuant to the 2012 Plan to the Company’s named executive officers upon the settlement of the multi-year LTIP Awards, which assumes the maximum level of performance established by the Compensation Committee is achieved, is 3,051,862 shares (Mr. Hasu Shah—398,936 shares, Mr. Jay Shah—1,063,830 shares, Mr. Neil Shah 1,063,830 shares, Mr. Parikh—398,936 shares and Mr. Gillespie—126,330 shares).  For a discussion of the terms of the multi-year LTIP awards approved by the Compensation Committee in May 2010, see “Compensation Discussion and Analysis—Components of Executive Compensation—Multi-Year, Long-Term Incentive Program (“Multi-Year LTIP”).”

The annual LTIP awards approved by the Compensation Committee in March 2011 are denominated in dollars, but may be settled by issuing common shares under the 2012 Plan.  The number of common shares issuable, if the annual LTIP awards are earned, will be determined based on the volume weighted average price of the common shares for the 20 trading days prior to and including December 31, 2011.  See “Compensation Discussion and Analysis—2011 Executive Compensation Program” for a discussion of the potential dollar value of the annual LTIP awards approved by the Compensation Committee in March 2011 for Messrs. Hasu Shah, Jay Shah, Neil Shah, Parikh and Gillespie.

Amendment and Termination

No Awards may be granted under the 2012 Plan after April 12, 2021. The Board of Trustees may amend or terminate the 2012 Plan at any time, but an amendment will not become effective without the approval of the Company’s shareholders if it increases the number of common shares that may be issued under the 2012 Plan (other than changes to reflect certain corporate transactions and changes in capitalization), materially modifies the requirements for eligibility to participate in the 2012 Plan or provides for repricing of options or stock appreciation rights (other than changes to reflect certain corporate transactions and changes in capitalization). No amendment or termination of the 2012 Plan will affect a participant’s rights under outstanding Awards without the participant’s consent.

Change in Control

            Upon a change in control, the 2012 Plan provides that Compensation Committee is authorized, in its discretion and without the need for a participant’s consent, to take one or more or a combination of the following actions:

•	provide that an outstanding Award shall be assumed by, or replaced with a substitute award granted by, the surviving entity following the change in control;

•
as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, cause (i) outstanding options and stock appreciation rights to become fully exercisable, (ii) outstanding stock awards to become transferable and nonforfeitable and (iii) outstanding performance share awards, dividend equivalents and incentive awards to become earned and nonforfeitable in their entirety; or

•
as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, provide that each Award shall be cancelled in exchange for a payment.

Assumed or substituted awards following a change in control will be of the same type as the original Awards.  Assumed or substituted awards will have a value, as of the date of the change in control, that is substantially equal to the value of the original Awards (or the difference between the fair market value and the option price or initial value in the case of options and stock appreciation rights) as the Compensation Committee determines is equitably required and such other terms and conditions as may be prescribed by the Compensation Committee.

Upon a change in control, the payment referred to above may be in cash, common shares or other securities or consideration received by shareholders in the change in control transaction.  The amount of the payment will be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the change in control transaction exceeds the option price or initial value in the case of options and stock appreciation rights, or (ii) the price per share received by shareholders for each common share subject to a stock award or performance share or (iii) the maximum amount payable under the terms of an incentive award.  If the option price or initial value exceeds the price per share received by shareholders in the change in control transaction, the option or stock appreciation right may be cancelled without any payment to the participant.

Under the 2012 Plan, the term “change in control” is generally defined to include (i) the acquisition of at least 50% of the Company’s voting securities by any person or a group acting together; (ii) the transfer of at least 40% of the company’s total assets; or (iii) a change in the membership of the Board during any twelve month period such that the continuing trustees (as defined in the 2012 Plan) cease for any reason to constitute a majority of the Board.

Federal Income Tax Consequences

Counsel has advised the Company regarding the federal income tax consequences of the 2012 Plan. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when he disposes of common shares acquired under an incentive stock option. The exercise of an option that is not an incentive stock option and the exercise of a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the common shares’ fair market value and the option price or the amount paid in settlement of the SARs.

Income is recognized on account of the grant of a stock award when the common shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes income equal to the fair market value of the common shares.

No income is recognized upon the grant of a performance share award or an incentive award. Income will be recognized on the date that payment is made under the performance share award or incentive award.

The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option or stock appreciation right or the vesting of a stock award or the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of common shares acquired under an incentive stock option.

New Plan Benefits

Except for any common shares that may be issued in settlement of the multi-year LTIP awards approved by the Compensation Committee in May 2010 and the annual LTIP awards approved by the Compensation Committee in March 2011, as described above and under “Compensation Discussion and Analysis—Components of Executive Compensation—Multi-Year, Long-Term Incentive Program (“Multi-Year LTIP”)” and “—2011 Executive Compensation Program,” the Company is unable to estimate or describe the Awards that may be granted under the 2012 Plan because the Compensation Committee, in its sole discretion, will determine the Awards that may be granted during the term of the 2012 Plan.

The Board of Trustees recommends a vote “FOR” the 2012 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In developing the Company’s portfolio since the Company’s initial public offering in 1999, the Company has entered into various transactions with the Company’s trustees, officers and entities controlled by them, including transactions relating to the leasing and managing of the Company’s hotels, acquisitions and dispositions of hotels, loans made by or for the benefit of the Company, and the purchase of goods and services.  Certain of these transactions have been instrumental in the implementation of the Company’s business strategy and the growth of the Company’s portfolio.  Although the Company has made certain efforts, described below, to ensure that these transactions were negotiated on an arms-length basis, the Company cannot assure you of this fact or that the terms of these transactions are as favorable to the Company as those the Company may have received from unaffiliated third parties.  As a result of the growth in the Company’s portfolio, the Company’s current growth strategy and modifications to the REIT qualification rules, the Company has adopted certain policies with respect to transactions with the Company’s trustees, officers and entities controlled by them.  The following is a summary of certain of these transactions, including a description of the transaction, the business purpose for the transaction and the Company’s current policy with respect to such a transaction.

Review and Approval of Related Party Transactions

The Acquisition Committee of the Board of Trustees, which was comprised of four independent trustees at December 31, 2010, considers questions of possible conflicts of interest with regard to related party transactions and attempts to ensure that proper safeguards are in place and are being followed when the Company enters into related party transactions.  This policy is set forth in the Acquisition Committee’s written charter, which is available on the Company’s website.  A majority of the members of the Acquisition Committee must approve the terms of each acquisition from or loan to a related party; however, this requirement is not expressly set forth in the Acquisition Committee’s written charter.

The Board of Trustees has a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which the Company or any of its subsidiaries is to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in Item 404 of Regulation S-K promulgated by the SEC) has a direct or indirect material interest.  Related person transactions must be approved by a majority of the Company’s independent trustees; however, if the related person transaction involves an acquisition from or development loan to a related person, the transaction will be referred to the Acquisition Committee for its approval as described above.  The Board of Trustee’s policy requires any independent trustee with a direct or indirect interest in the transaction to recuse himself from any consideration of the related person transaction in which he has an interest.

Transactions with Trustees and Officers

In connection with the Company’s initial public offering in 1999, entities controlled by the Company’s officers and affiliated trustees contributed ten hotels to the Company in exchange for limited partnership units in the Company’s operating partnership.  Since that time, the Company has continued to buy hotels from, and sell hotels to, entities controlled by the Company’s officers and certain trustees when a majority of the Company’s independent trustees has determined it was in the Company’s best interest to do so.

Hotel Acquisitions from Related Persons

Since the Company’s initial public offering in January 1999 and through March 31, 2011, the Company has acquired, wholly or through joint ventures, a total of 92 hotels, including 28 hotels acquired from entities controlled by certain trustees and executive officers of the Company.  Of the 28 acquisitions from entities controlled by related persons, 26 were newly constructed or substantially renovated by these entities prior to the Company’s acquisition.  Because the Company does not develop properties, the Company takes advantage of the Company’s relationships with entities that are developing or substantially renovating hotels, including entities controlled by related parties, to identify future hotel acquisitions that the Company believes may be attractive.  The Company intends to continue to acquire hotels from entities controlled by related parties if approved by the Company’s independent trustees in accordance with the Company’s related party transaction policy.

In connection with the Company’s initial public offering, the Company entered into an option agreement with the following members of the Company’s management team, among others:  Hasu Shah, Jay Shah, Neil Shah, David Desfor and Kiran Patel.  Pursuant to this agreement, the Company had the option to purchase any hotel owned or developed by these individuals or their affiliates that was within fifteen miles of any of the Company’s hotels or any hotel subsequently acquired by the Company for two years after such acquisition or development.  In September 2003, the parties to this agreement amended the option agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to the Company’s hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee.  The Company believes this arrangement gives the Company access to a pipeline of newly constructed and newly renovated hotels, without bearing all the risks associated with development and renovation.  The option agreement, as amended, terminates with respect to each of the affiliates covered by the agreement one year after each such affiliate ceases to be a trustee, officer, partner of employee of the Company.

Since January 1, 2010, we did not acquire, or agree to acquire, hotels from entities controlled by related persons:

Development Loans Made to Related Persons

Historically, the Company has made secured mezzanine and development loans to hotel developers, including entities in which related persons own an interest.  As of March 31, 2011, the Company had approximately $20.9 million of development loans outstanding to entities in which related persons own an interest.  The following table sets forth additional information regarding development loans made by the Company to entities controlled by related persons since January 1, 2010 and development loans made to entities controlled by related persons prior to January 1, 2010 that were outstanding during 2010:

		Largest Aggregate Amount of Principal Outstanding during the year ended December 31, 2010	Amount of Principal Outstanding as of March 31, 2011	Amount of Principal Funded Since January 1, 2010	Interest Rate	Amount of Interest Accrued during the year ended December 31, 2010

Lexington Avenue Hotel (Manhattan, NY)	44 Lexington Holding, LLC(1)	$12,938,853	$13,294,671	$1,703,618	11.0%	$1,347,800
Renaissance by Marriott (Woodbridge, NJ)	Hersha Woodbridge Associates, LLC(2)	$5,000,000	$5,000,000	$-	11.0%	$501,951
Hilton Garden Inn (Dover, DE)	44 Aasha Hospitality, LLC(3)	$1,000,000	$1,000,000	$-	10.0%	$101,389
Element (Ewing, NJ)	American Properties at Scotch Road, LLC(4)	$2,000,000	$2,000,000	$-	11.0%	$223,056
____________

(1)
On May 30, 2008, the Company made a Development Loan to 44 Lexington Holding, LLC, an entity in which Hasu P. Shah, Jay H. Shah, and Neil H. Shah collectively owned a 37.0% interest.  The Company amended this loan to allow the borrower to elect, quarterly, to pay accrued interest in-kind by adding the accrued interest to the principal balance of the loan.  Amount of principal funded since January 1, 2009 represents accrued interest paid in-kind.

(2)
On April 1, 2008, the Company made a Development Loan to Hersha Woodbridge Associates, LLC, an entity in which Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor, and Kiran P. Patel collectively owned a 75.0% interest.

(3)
On November 1, 2008, the Company made a Development Loan to 44 Aasha Hospitality, LLC, an entity in which Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor, and Kiran P. Patel collectively owned a 31.5% interest.

(4)	On August 6, 2008, the Company made a Development Loan to American Properties at Scotch Road, LLC, an entity in which Jay H. Shah and Neil H. Shah collectively owned a 50.0% interest.

Management Agreements with HHMLP

The Company’s wholly owned taxable REIT subsidiary (“TRS”), 44 New England, engages eligible independent contractors, including Hersha Hospitality Management LP (“HHMLP”), as the property managers for hotels it leases from the Company pursuant to management agreements.  The Company’s management agreements with HHMLP provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein.  As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements.  Under the management agreements, HHMLP generally pays the operating expenses of the Company’s hotels.  All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by the Company’s TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget.  HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.  Management agreements with other unaffiliated hotel management companies have similar terms.

As of December 31, 2010, HHMLP managed 55 of the properties leased to the Company’s TRS.  HHMLP also managed 2 consolidated joint venture hotel properties and 2 unconsolidated joint venture hotel properties in which the Company maintains an investment.  For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee.  The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month.  The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel.  For the year ended December 31, 2010 the Company paid no incentive management fees to HHMLP.  For the year ended December 31, 2010, base management fees incurred totaled $7.1 million.  Hasu P. Shah, Jay H. Shah, Neil H. Shah, David L. Desfor and Kiran P. Patel, executive officers and/or trustees of the Company, collectively own a 34.2% interest in HHMLP.

Accounting and Information Technology Services Provided by HHMLP

HHMLP provides accounting and information technology services for the Company.  Monthly fees for accounting services are $2,000 per wholly owned property.  Monthly information technology fees are $500 per wholly owned property and $1,000 for the corporate headquarters.  For the year ended December 31, 2010, the Company incurred accounting fees of $1.5 million and information technology fees of $0.3 million.

Capital Expenditure Services Provided by HHMLP

HHMLP charges a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.  For the year ended December 31, 2010, the Company incurred fees of approximately $0.3 million, which were paid to HHMLP.

Transactions Involving IRSA and REIG

In connection with a registered direct offering of 5,700,000 common shares to REIG in August 2009, the Company also entered into a series of agreements with REIG and IRSA, including, among others, an investor rights and option agreement, a trustee designation agreement and a registration rights agreement.  Each of the agreements the Company entered into with REIG is described below.

Investor Rights and Option Agreement; Preemptive Rights

Pursuant to the investor rights and option agreement, the Company granted REIG an option to purchase an additional 5,700,000 common shares from the Company at an exercise price of $3.00 per share, subject to certain adjustments.  REIG’s purchase option is exercisable, in whole or in part, at any time prior to August 4, 2014.

The Company also granted REIG preemptive rights under the investor rights and option agreement.  Pursuant to the exercise of these preemptive rights, REIG and certain of its affiliates purchased additional common shares in underwritten public offerings completed in January, March and October 2010.  REIG and its affiliates purchased these common shares at the same public offering price paid by other investors.

Trustee Designation Agreement

The Company also entered into a trustee designation agreement with REIG and IRSA, pursuant to which the Company appointed Eduardo S. Elsztain, Chairman and Chief Executive Officer of IRSA, to the Company’s Board of Trustees as a Class II trustee upon completion of the August 2009 registered direct offering.  The trustee designation agreement also permits IRSA to designate one of two non-voting observers to attend any meeting of the Company’s Board of Trustees if Mr. Elsztain is unable to attend.  For so long as REIG beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 10% of the Company’s outstanding common shares, the Company will recommend to the Company’s shareholders the election of Mr. Elsztain or a qualified replacement to the Company’s Board of Trustees.  Mr. Elsztain is up for election at the annual meeting.

Registration Rights

Pursuant to a registration rights agreement that the Company entered into with REIG and IRSA in connection with the August 2009 registered direct offering, which was amended and restated in August 2010, the Company has registered common shares held by or issuable to REIG and certain of its affiliates.  The Company has incurred nominal expense in connection with the registration of these common shares. The Company has agreed to indemnify REIG and certain of its affiliates against various liabilities, including liabilities under the Securities Act.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees is composed of five trustees, all of whom are independent under the standards of the NYSE and the SEC, and the Audit Committee operates under a written charter adopted by the Board of Trustees.  The Audit Committee reviews audit fees and recommends to the Board of Trustees the selection of the Company’s independent accountants.  Management is responsible for the Company’s internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (the “PCAOB”) standards and for issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees.  In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm for the 2010 fiscal year.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB relating to KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and KPMG LLP referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Thomas S. Capello (Chair)
John M. Sabin (Vice-Chair)
Thomas J. Hutchinson III
Donald J. Landry
Dianna F. Morgan
April 18, 2011

INFORMATION ABOUT THE COMPANY’S INDEPENDENT AUDITORS

The Board of Trustees, upon the recommendation of the Audit Committee, engaged KPMG LLP to serve as the Company’s independent auditors for the 2011 fiscal year.  The Company anticipates that two representatives from KPMG LLP will attend the annual meeting and these persons will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10Q.  The Audit Committee also reviews the fees charged by the Company’s independent accountants.  During the fiscal years ended December 31, 2010 and 2009, KPMG LLP billed the Company the fees set forth below in connection with services rendered by that respective firm to the Company.

KPMG LLP was Hersha’s independent registered public accounting firm for the 2010 and 2009 fiscal years and billed, or expects to bill, the following fees for fiscal 2010 and fiscal 2009:

●
Audit Fees.  For professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed the Company $700,000 with respect to 2010 and $725,000 with respect to 2009. For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed the Company $212,000 with respect to 2010 and $121,500 with respect to 2009.

●
Tax Fees.  For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning matters, KPMG LLP billed the Company fees in the aggregate amount of $136,500 with respect to 2010 and $124,000 with respect to 2009.  These tax services related to the preparation of the Company’s state and federal tax returns, and tax advice on structuring loans and joint venture and review of dividend calculations.

●	Audit Related and All Other Fees. KPMG LLP did not render or charge the Company for any other services not included in audit fees or tax fees as disclosed above with respect to 2010 or 2009.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service, and all such services were pre-approved by the Audit Committee.  Except as disclosed above, there were no non-audit services provided by KPMG LLP in 2010.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2010.  The Audit Committee has appointed KPMG LLP to serve as its independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2011 and the Company’s system of internal controls over financial reporting.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Trustees is submitting this matter to shareholders as a matter of good corporate practice. If shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.

Unless you direct otherwise, proxies will be voted for the proposal.

                The Board of Trustees unanimously recommends a vote “FOR” this proposal.

 SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2012 ANNUAL MEETING

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2012 annual meeting of shareholders must present such proposal to the Company at its principal office in Harrisburg, Pennsylvania not later than December 16, 2011, in order for the proposal to be considered for inclusion in the Company’s proxy statement.  The Company will not consider proposals received after December 16, 2011 for inclusion in the Company’s proxy materials for the Company’s 2012 annual meeting of shareholders.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, but not included in the Company’s proxy statement, the shareholder must give timely notice in writing not earlier than 150 days nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting.  As to each matter, the notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a shareholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2011 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting.  The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a trustee.  The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s trustees, if elected.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the annual meeting.  If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of common shares entitled to vote at the annual meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 44 Hersha Drive, Harrisburg, Pennsylvania 17102, Telephone (717) 236-4400, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and financial statement schedules filed by the Company with the SEC.

By Order of the Board of Trustees,

/s/ David L. Desfor

David L. Desfor
April 18, 2011	Corporate Secretary

Appendix A

HERSHA HOSPITALITY TRUST

2012 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01	ACQUIRING PERSON

Acquiring Person means that a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A-3(i)(5)(v)(B)), acquires more than fifty percent (50%) of the value of the Company’s then outstanding securities or more than fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02	ADMINISTRATOR

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03	AFFILIATE

Affiliate means any “subsidiary” corporation (as such term is defined in Section 424 of the Code) of the Company.  The term Affiliate includes any corporation that becomes an Affiliate after the adoption of this Plan.

1.04	AGREEMENT

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.05	AWARD

Award means an Option, SAR, Stock Award, Incentive Award or an award of Performance Shares granted under the Plan.

1.06	BOARD

Board means the Board of Trustees of the Company.

1.07	CHANGE IN CONTROL

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A - 3(i)(5)(v)(B)), acquires forty percent (40%) or more of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission other than a transfer or transfers described in Treas. Reg. § 1.409A - 3(i)(5)(vii)(B); or (iii) a change in the membership of the Board during any twelve month period such that the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.08	CODE

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09	COMMITTEE

Committee means the Compensation Committee of the Board.

1

1.10	COMMON STOCK

Common Stock means the Priority Class A common shares of beneficial interest of the Company, par value $0.01 per share.

1.11	COMPANY

Company means Hersha Hospitality Trust, a Maryland real estate investment trust.

1.12	CONTINUING TRUSTEE

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the effective date of the Plan or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.13	CONTROL CHANGE DATE

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.14	CORRESPONDING SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15	DIVIDEND EQUIVALENT

Dividend Equivalent means the right, subject to the terms and conditions prescribed by the Administrator, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Performance Shares, as determined by the Administrator, in its sole discretion. Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying Performance Share award is earned and the Administrator may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.16	EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	FAIR MARKET VALUE

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange.  If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.18	INCENTIVE AWARD

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.19	INITIAL VALUE

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.  Except as provided in Article XII, the Initial Value of an outstanding SAR cannot be reduced by amendment, cancellation and regrant or otherwise without the approval of shareholders.

2

1.20	HHMLP

HHMLP means Hersha Hospitality Management Limited Partnership, a Virginia limited partnership.

1.21	LTIP AWARD

LTIP Award means an annual or multi-year long-term incentive plan award approved by the Committee in 2010 or 2011 that may be settled after 2011 in cash, Common Stock or a combination thereof.

1.22	OPERATING PARTNERSHIP

Operating Partnership means Hersha Hospitality Limited Partnership, a Virginia limited partnership, and the Company’s operating partnership subsidiary.

1.23	OPTION

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24	PARTICIPANT

Participant means any person who is selected by the Administrator to receive an Award pursuant to the Plan in accordance with Article IV and the other provisions of the Plan, including, but not limited to, (i) any employee of the Company, the Operating Partnership or an Affiliate, (ii) a member of the Board or (iii) any person that provides services to the Company, the Operating Partnership or an Affiliate, including an employee of HHMLP, and who satisfies the requirements of Article IV.

1.25	PERFORMANCE SHARES

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.26	PERSON

Person means any human being, firm, corporation, partnership, or other entity.  “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act.  The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.27	PLAN

Plan means the Hersha Hospitality Trust 2012 Equity Incentive Plan.

1.28	RELATED ENTITY

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

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1.29	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement, which shall not exceed the excess of the Fair Market Value on the date of exercise over the Initial Value.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.30	STOCK AWARD

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.31	VWAP

VWAP means the volume-weighted average per-share trading price of the Common Stock for a number of trading days, as specified by the Administrator, in its discretion.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company, the Operating Partnership and their Affiliates in recruiting and retaining individuals who provide services to the Company, the Operating Partnership or an Affiliate with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Administrator.  The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs and to settle LTIP Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award.  Notwithstanding any such conditions, the Administrator may, in its discretion accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award, an award of Performance Shares or LTIP Award may be settled.  In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.  Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award, award of Performance Shares or LTIP Award.  All expenses of administering this Plan shall be borne by the Company.

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The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

ARTICLE IV
ELIGIBILITY

Any employee of the Company, the Operating Partnership or an Affiliate, any member of the Board and any person that provides services to the Company, the Operating Partnership or an Affiliate, including, but not limited to, any employee of HHMLP, is eligible to participate in this Plan.  Persons that provide services to the Company, the Operating Partnership or an Affiliate are eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company and its subsidiaries, including the Operating Partnership.  Options and SARs may only be granted to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate such as members of the Board.  An individual who is employed by HHMLP, who does not provide direct services to the Company, the Operating Partnership or an Affiliate but who provides services to the Company, the Operating Partnership or an Affiliate indirectly by virtue of employment by HHMLP may be granted Stock Awards, Performance Shares or Incentive Awards that are exempt from Code section 409A under the short-term deferral exception (but may not be granted Options, SARs or other Awards).

ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01	COMMON STOCK ISSUED

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, Dividend Equivalents or an LTIP Award, the Company may issue Common Stock from its authorized but unissued Common Stock.  Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02	AGGREGATE LIMIT; INDIVIDUAL PARTICIPANT LIMIT

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares, Dividend Equivalents and LTIP Awards is 10,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards is 10,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan to any Participant is 5,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards and the maximum aggregate number of shares of Common Stock that may be issued to any Participant shall be subject to adjustment as provided in Article XII.

 If an SAR is exercised and settled, in whole or in part, with shares of Common Stock, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR.

 If Common Stock is surrendered, exchanged, withheld or otherwise used to pay the exercise price of an Option or to satisfy tax withholding obligations, the number of shares surrendered, exchanged, withheld or otherwise used for that purpose shall not be available or reallocated to other Awards that may be granted under this Plan.

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5.03	REALLOCATION OF SHARES

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan.  If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan.  If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Awards to be granted under this Plan.  If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan.

ARTICLE VI
OPTIONS
6.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.  In accordance with Article IV, Options may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.

6.02	OPTION PRICE

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the price per share of an outstanding Option cannot be reduced, by amendment or cancellation and regrant or otherwise without the approval of shareholders.

6.03	MAXIMUM OPTION PERIOD

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04	NONTRANSFERABILITY

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05	TRANSFERABLE OPTIONS

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

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6.06	EMPLOYMENT OR SERVICE

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08	PAYMENT

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09	SHAREHOLDER RIGHTS

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10	DISPOSITION OF SHARES

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS
7.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards.  In accordance with Article IV, SARs may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.  For purposes of the individual Participant grant limit of Section 5.02, an Option and Corresponding SAR shall be treated as a single Award.  In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

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7.02	MAXIMUM SAR PERIOD

The term of each SAR shall be determined by the Administrator on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted.  The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03	NONTRANSFERABILITY

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04	TRANSFERABLE SARS

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06	EMPLOYMENT OR SERVICE

If the terms of any SAR provide that it may be exercised only during employment or continued service within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

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7.07	SETTLEMENT

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII
STOCK AWARDS
8.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such Stock Award.

8.02	VESTING

The Administrator, on the date of the grant, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the performance criteria listed in Section 8.03.  If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more performance criteria, the shares subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objective have been achieved.

8.03	PERFORMANCE OBJECTIVES

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more performance criteria including, but not limited to, funds from operations, adjusted funds from operations, earnings before income taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, VWAP, Common Stock price appreciation, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries.

8.04	EMPLOYMENT OR SERVICE

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05	SHAREHOLDER RIGHTS

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) dividends paid on shares of Common Stock subject to a Stock Award that will become nonforfeitable and transferable only upon achieving performance objectives will be accumulated and paid (without interest) when and to the extent that the shares granted under the Stock Award become nonforfeitable and transferable, (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (iii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

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ARTICLE IX
PERFORMANCE SHARE AWARDS

9.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards. The Administrator also will specify whether Dividend Equivalents are granted in conjunction with an award of Performance Shares.

9.02	EARNING THE AWARD

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator.  The Administrator may prescribe that Performance Shares will be earned based on objectives stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries.  No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that the requirements for earning the Performance Shares have been satisfied.

9.03	PAYMENT

In the discretion of the Administrator, the amount payable when an award of Performance Shares or an award of Performance Shares and Dividend Equivalents is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Shares or Dividen Equivalents is earned, but a cash payment will be made in lieu thereof.

9.04	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an award of Performance Shares or Dividend Equivalents, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock.  After an award of Performance Shares or Dividend Equivalents is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05	NONTRANSFERABILITY

Except as provided in Section 9.06, Performance Shares and Dividend Equivalents granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Shares or Dividend Equivalents shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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9.06	TRANSFERABLE PERFORMANCE SHARES

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares and any related Dividend Equivalents may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of Performance Shares and Dividend Equivalents transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares and Dividend Equivalents except by will or the laws of descent and distribution.

9.07	EMPLOYMENT OR SERVICE

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X
INCENTIVE AWARDS

10.01	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Incentive Award is to be made.  All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) the number of whole months in the performance period times (ii) $100,000.

10.02	TERMS AND CONDITIONS

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award.  Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award.  The performance objectives may be stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return.  Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated or unconsolidated subsidiaries.  Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate.  The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03	NONTRANSFERABILITY

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04	TRANSFERABLE INCENTIVE AWARDS

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

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10.05	EMPLOYMENT OR SERVICE

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI
CHANGE IN CONTROL

11.01	ASSUMPTION UPON CHANGE IN CONTROL

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction.  Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

11.02	VESTING UPON CHANGE IN CONTROL

Upon a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 11.01, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Performance Shares and Incentive Awards to become earned and nonforfeitable in their entirety.  The Committee, in its discretion and without the need for a Participant’s consent, may provide that an Option or SAR shall terminate on the Control Change Date to the extent that it was exercisable during the five day period preceding the Control Change Date but is not exercised on or before the Control Change Date.

11.03	CASH-OUT UPON CHANGE IN CONTROL

In the event of a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 11.01, the Committee, in its discretion and without the need for a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders of the Company in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share of Common Stock or other securities received by shareholders of the Company in the Change in Control transaction exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award or Performance Share or (iii) the maximum amount payable under the terms of an Incentive Award.  If the option price or Initial Value exceeds the price per share received by shareholders of the Company in the Change in Control transaction, the Option or SAR may be cancelled under this Section 11.03 without any payment to the Participant.

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11.04	LIMITATION ON BENEFITS

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999.  As provided in this Section 11.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.04, (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.04, (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a loan ab initio that the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 11.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 11.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 11.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 11.04, the limitations and provisions of this Section 11.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

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ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum aggregate number of shares of Common Stock that may be issued under the Plan, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards, the terms of outstanding Awards and the individual Participant limit on the number of shares of Common Stock for which Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that: (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies; or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XII by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued under the Plan; the maximum number of shares that may be issued as Stock Awards and in settlement of Performance Shares, Dividend Equivalents and LTIP Awards; the per Participant limit on the number of shares for which Stock Awards may be granted; or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company, the Operating Partnership or an Affiliate in connection with a transaction described in the first paragraph of this Article XII.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01	EFFECT ON EMPLOYMENT AND SERVICE

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

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14.02	UNFUNDED PLAN

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03	RULES OF CONSTRUCTION

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII), materially modifies the requirements as to eligibility for participation in the Plan or provides for the repricing of Options or SARs.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI
DURATION OF PLAN

No Award may be granted under this Plan and no LTIP Award may be settled pursuant to this Plan after the day before the tenth anniversary of the date this Plan is adopted by the Board.  Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

This Plan shall be effective when it is approved by the Company’s shareholders.  Notwithstanding the adoption of the Plan by the Board and its approval by shareholders, no Award may be granted, and no shares of Common Stock may be issued in settlement of LTIP Awards, before January 1, 2012.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date HERSHA HOSPITALITY TRUST M35708-P11862 HERSHA HOSPITALITY TRUST PENN MUTUAL TOWERS 510 WALNUT ST. 9TH FLOOR PHILADELPHIA, PA 19106 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. The approval, on an advisory basis, of the compensation of the named executive officers. The Board of Trustees recommends you vote 3 years on the following proposal: For All Withhold All For All Except  NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Hasu P. Shah 02) Eduardo S. Elsztain 03) Dianna F. Morgan 04) Kiran P. Patel 05) John M. Sabin 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Trustees recommends you vote FOR the following: 1 Year 2 Years 3 Years Abstain The Board of Trustees recommends you vote FOR the following proposal: For Against Abstain 3. The approval, on an advisory basis, of the frequency of a shareholder vote to approve the compensation of the named executive officers. 4. The approval of the 2012 Equity Incentive Plan. The Board of Trustees recommends you vote FOR the following proposal: 5. The ratification of KPMG LLP as the independent auditors. Please sign name exactly as it appears on the share certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title. For Against Abstain  The Board of Trustees recommends you vote FOR the following proposal:

HERSHA HOSPITALITY TRUST

Harrisburg, Pennsylvania
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

HERSHA HOSPITALITY TRUST
This proxy is solicited on behalf of the
Board of Trustees for the Annual Meeting of Shareholders
May 26, 2011, 9:00 a.m., Eastern Time

The undersigned shareholder, revoking all prior proxies, hereby appoints David L. Desfor and Ashish R. Parikh, or either of them, as proxies (the "Proxies"), each with full power of substitution, to attend the annual meeting of shareholders of Hersha Hospitality Trust (the "Company") to be held on May 26, 2011, at the Capitol Hill Club, 300 First Street, SE, Washington, DC 20003, at 9:00 a.m., Eastern Time, and at any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is otherwise entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2010 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If this proxy is executed but no direction is made, this proxy will be voted (i) "for" the election of each nominee for trustee, (ii) "for" the approval, on an advisory basis, of the compensation of the named executive officers, (iii) "3 years" for the advisory vote on the frequency of advisory votes on compensation of the named executive officers, (iv) "for" the approval of the 2012 Equity Incentive Plan and (v) "for" the ratification of KPMG LLP as the independent auditors. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxies, or either of them, on any other matter that may properly come before the meeting or any adjournment or postponement thereof and for the election of a person to serve as a trustee if any of the nominees named in the Proxy Statement declines or is unable to serve.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE